[Translation of Chinese original]	Exhibit 10.4.1 Execution Version

Investment Framework Agreement
of Shanghai Hongmen Advertising Co., Ltd.

By and among
Pacific Asia Mode Cube Limited
Redgate Media AD Co., Ltd.
Weidong Zhu
Chengye Guo
Shanghai Aoxue Advertising Broadcasting Co., Ltd.
And
Shanghai Hongmen Advertising Co., Ltd.
December 19, 2007
Shanghai Office
King & Wood PRC Lawyers

Article Heading	Page

Appendix III Form of Joint Venture Agreement	17
Appendix IV Form of Articles of Association	42
Appendix V Form of Non-competition Agreement (to be signed by and between the Company and Yun Yang)	V
Appendix VI Form of Non-competition Agreement (to be signed by and among the Investors, the Company and Weidong Zhu)	VI
Appendix VII Form of Confidentiality Agreement and Non-competition Agreement (to be signed by and among the Investors, the Company and Chengye Guo and the Nominee)	14

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The Investment Framework Agreement (hereinafter referred to as “the Agreement”) was duly signed by the following parties hereto in Beijing, China on December 19, 2007:
(1)	Pacific Asia Mode Cube Limited, a limited liability company incorporated and existing in accordance with the laws of Hong Kong, with its registered address at Room 2703, 27/F, The Centrium, 60 Wyndham Street, Central, Hong Kong SAR, China (“PAMC”);

(2)	Redgate Media AD Co., Ltd., a limited liability company incorporated and existing in accordance with the laws of China, with its registered address at Rm. 1807, 15/F, Tower B, Jianwai SOHO, 39 East 3rd Ring Road Central, Chaoyang District, Beijing (“Transferee”, jointly with PAMC referred to as “Investors”);

(3)	Weidong Zhu, a natural person and shareholder of Shanghai Hongmen Advertising Co., Ltd., with the ID Card number of 310110197006105018;

(4)	Chengye Guo, with the ID Card number of 110102195603230419;

(5)	Shanghai Aoxue Advertising Broadcasting Co., Ltd., a limited liability company incorporated and existing in accordance with the laws of China, with its registered address at Tower G, 10 Jinwen Road, Zhuqiao Town, Nanhui District, Shanghai (“Nominee”); and

(6)	Shanghai Hongmen Advertising Co., Ltd., a limited liability company incorporated and existing in accordance with the laws of China, with its registered address at P-1 Building, 7523 Beiqing Highway, Chonggu Town, Qingpu District, Shanghai, China (“Company” or “Hongmen”).
(Investors, Weidong Zhu, Chengye Guo, the Nominee and the Company are collectively referred to as the“parties” and individually referred to as a “party”.)
Whereas:
(A)	The Company is a limited liability company incorporated on June 9, 2004 in accordance with the Company Law of the People’s Republic of China and the relevant laws and regulations of China, with a registered capital of RMB five million two hundred thousand (RMB5,200,000). The Company’s scope of business covers: design, production, release and consignment of all kinds of advertisements, text composition and enterprise image planning (and subject to the applicable licenses in connection with restricted businesses). The Company’s current shareholders include Shanghai Yuqing Advertising Co., Ltd. (“Yuqing”) (39.42%) and Weidong Zhu (60.58%).

(B)	The Investors and the Nominee wish to purchase part of the Company’s equity interests respectively from Yuqing and Weidong Zhu in accordance with the terms and conditions herein and at the same time, the Investors will subscribe for the Company’s capital increase (“Investment-Related Arrangements”) and restructure the Company prior to the offshore IPO of the Investors so as to promote the long-term development of the Company and achieve the investment returns.

(C)	In consideration of the time and the status quo of the legal and approval practice in China, the parties hereto intend to complete, in steps, the above equity acquisition, capital increase, and offshore and domestic restructuring.

(D)	The parties hereto agree to make certain representations, warranties and commitments according to the provisions hereof.
Therefore, in line with the equal and mutual-benefit principle and upon amiable negotiations, the parties hereto have reached the Agreement regarding the Investment-Related Arrangements as follows:

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1.	Definitions

1.1	In the Agreement, the following terms shall have the following meaning:

“Senior Management Personnel” refers to Weidong Zhu (General Manager) and Yun Yang (Director of the Development Department);

“Administration for Industry and Commerce” refers to Shanghai Administration for Industry and Commerce Qingpu Office and any other administrative authority empowered to handle the formalities for the Company’s Equity Transfer and capital increase;

“Equity Transfer” refers to Equity Transfer A, Equity Transfer B and Equity Transfer C;

“Completion of Equity Transfer”: for the purpose of the Agreement, as per context, refers to the relevant definition in each Equity Transfer Agreement: i.e., as for Equity Transfer A, the Completion of Equity Transfer refers to the Completion of Equity Transfer in Equity Transfer Agreement A, and so on;

“Equity Transfer Agreement” refers to Equity Transfer Agreement A, Equity Transfer Agreement B and Equity Transfer Agreement C, the forms of which are shown in Appendix I hereto. “Equity Transfer Agreement A” refers to the agreement signed by and among the Investors, Weidong Zhu, the Company and Yuqing for the Transferee to take over 39.42% of the Company’s equity interest held by Yuqing, as well as for the Transferee to increase the capital of the Company by RMB7,357,377.70; “Equity Transfer Agreement B” refers to the Equity Transfer Agreement signed by and among the Investors, the Company and Weidong Zhu for the Transferee to take over 0.15% (on the basis of dilution through Capital Increase A) of the Company’s equity interest held by Weidong Zhu; and “Equity Transfer Agreement C” refers to the Equity Transfer Agreement signed by and among such parties concerned as the Nominee and Weidong Zhu for the Nominee to take over 18.37% (on the basis of dilution through Capital Increase A) of the Company’s equity interest held by Weidong Zhu;

“Completion Date of Industrial and Commercial Registration of Equity Transfer A and Capital Increase A” refers to the date on which the Company completes the industrial and commercial registration for Equity Transfer A and Capital Increase A (subject to the date on which the Administration for Industry and Commerce issues the business license after the change registration);

“Completion Date of Industrial and Commercial Registration of Equity Transfer B and Equity Transfer C” refers to the date on which the Company completes the industrial and commercial registration for Equity Transfer B and Equity Transfer C (subject to the date on which the Administration for Industry and Commerce issues the business license after the change registration);

“Related Party” refers to any company, partner or other entity that directly or indirectly controls one party, is directly or indirectly controlled by the party or is directly or indirectly under the common control with the party; if the party is a natural person, it refers to its spouse or relative. (For the purpose of this definition, the term “control” refers to having the control right over the party by holding, directly or indirectly, the party’s voting rights or through agreement or other arrangements);

“Mosquito-control Light Box Project” refers to the project launched by the Company in 2004 to install 1,500~2,000 mosquito-control light boxes in Shanghai’s universities, colleges and communities in two phases, one prior to June, 2006 and the other as approved by the governmental authority;

“Year” refers to, for the purpose of the Agreement, the period from January 1 to December 31 of the same year;

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“Market Price of Listed Company’s Stock” refers to the average closing price of the stock of the Listed Company (definition of which is shown below) for thirty (30) transaction days before the Offered Shares (definition of which is shown below) are issued;
“Restated Articles of Association” refers to the Company’s Restated Articles of Association signed by PAMC and all the parties concerned in China according to the Capital Increase Agreement;

“Licensing” refers to the permit, consent, order, confirmation, allowance, license, approval, and authorization of a third party or relevant governmental authority necessary for the Company to engage in its businesses;

“Business Day”, for the purpose of the Agreement, respectively refers to, as per the context, any day for banks in China or Hong Kong to be open for business (except for Saturday, Sunday and public holidays): i.e., for offshore disbursement, the Business Day refers to any day for banks in Hong Kong to be open for business, and so on.

“Balance Sheet Date” refers to August 31, 2007;

“Capital Increase A” refers to any relevant matter for the Transferee to subscribe for the Company’s capital increase according to the Equity Transfer Agreement A; and “Capital Increase B” refers to any relevant matter for PAMC to subscribe for the Company’s capital increase according to the Capital Increase Agreement;

“Capital Increase Amount A” refers to the capital increase amount of RMB7,357,377.70 to be subscribed for by the Transferee from the Company according to Equity Transfer Agreement A; and “Capital Increase Amount B” refers to the capital increase amount of RMB fifteen million (RMB15,000,000) to be subscribed for by PAMC from the Company according to Capital Increase Agreement B;

“Completion of Capital Increase”, for the purpose of the Agreement, as per context, respectively refers to the relevant definition in the related agreement: as for Capital Increase A, Completion of Capital Increase refers to the completion of the capital increase in the Equity Transfer Agreement A, and so on;

“Capital Increase Agreement” refers to the agreement on the Company’s capital increase signed by the parties hereto on the date after completing the industrial and commercial registration of Equity Transfer B and Equity Transfer C, according to which PAMC shall subscribe for the capital increase from the Company, and its form is shown in Appendix II to the Agreement; and

“China”, for the purpose of the Agreement, refers to the mainland of the People’s Republic of China, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Region.

1.2	Headings

The headings of the articles are only for the reference and shall not affect the interpretation of the Agreement.

1.3	Appendices

Appendices consist of all the appendices listed in the Table of Contents hereof, constituting an integral part of the Agreement and bearing the same legal effect as the Agreement.

1.4	Equity Transfer Agreement and Capital Increase Agreement

Unless otherwise defined herein or specified in the context, the terms used in Article 2 hereof regarding the matter of Equity Transfer and Capital Increase A shall have the same meaning as

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those in the Equity Transfer Agreement. The terms used in Article 3 hereof regarding the matter of Capital Increase B shall have the same meaning as those in the Capital Increase Agreement.
2.	Equity Transfer and Capital Increase A

2.1	When signing the Agreement, the Investors, Weidong Zhu, Hongmen and Yuqing shall sign the Equity Transfer Agreement A in the form as shown in Appendix I hereto, according to the terms and conditions of which, the Transferee shall contribute RMB two million and fifty thousand (RMB2,050,000) (“Equity Transfer Price A”) to take over all the Hongmen’s equity interest held by Yuqing, i.e.: 39.42% of Hongmen’s equity interest (“Equity Transfer A”). Weidong Zhu agrees on the above Equity Transfer and waives the preempty right. The difference between the above Equity Transfer Price A and the actual Equity Transfer price of RMB4,205,565.30 (hereinafter referred to as “Original Equity Transfer Price A”) agreed by the parties hereto amounts to RMB2,155,565.30 (“Extra Consideration A”), which shall be paid by PAMC in the equivalent amount of U.S. dollars from overseas to the overseas account designated in writing by Yuqing. As for the arrangement of the overseas payment specified in Article 2.1 hereof, Yuqing shall be responsible for completing the necessary formalities for governmental approval, registration and filing and submitting the tax return.

In addition, the parties hereto shall specify in the Equity Transfer Agreement A that the Transferee shall subscribe for 18.87% of the Company’s increased equity through capital increase of RMB7,357,377.70, of which RMB1,210,000 shall be accounted into the Company’s newly increased registered capital and RMB6,147,377.70 into the Company’s capital reserve so as to achieve the equity proportion agreed by and among the parties hereto. According to the provisions of the Equity Transfer Agreement A, the Company shall use Capital Increase Amount A to repay the debts to be discharged as specified in Article 3.2 of the Equity Transfer Agreement A.

In accordance with the provisions of Article 6 under the Equity Transfer Agreement A, the Investors shall pay the Original Equity Transfer Price A to Yuqing and invest Capital Increase Amount A in the Company.

2.2	On the date of completing the industrial and commercial registration of Equity Transfer A and Capital Increase A, the Transferee and Weidong Zhu shall sign the Equity Transfer Agreement B in the form as shown in Appendix I hereto, according to the terms and conditions of which, the Transferee shall contribute RMB ten thousand (RMB10,000) (“Equity Transfer Price B”) to take over the 0.15% of Hongmen’s equity interest (on the basis of dilution of Capital Increase A) held by Weidong Zhu (“Equity Transfer B”). The specific payment method shall be subject to the provisions of the Equity Transfer Agreement B.

2.3	On the date of completing the industrial and commercial registration of Equity Transfer A and Capital Increase A, the Nominee and Weidong Zhu shall sign the Equity Transfer Agreement C in the form as shown in Appendix I hereto, according to the terms and conditions of which, the Nominee shall take over, at the minimum price allowed by the laws of China, the 18.37% of Hongmen’s equity interest (on the basis of dilution of Capital Increase A) held by Weidong Zhu (“Equity Transfer C”). The specific payment method shall be subject to the provisions of the Equity Transfer Agreement C.

2.4	Upon completion of all the Equity Transfers according to the Agreement, the Company’s equity structure shall be as shown in the following table:

	Contribution Amount	Contribution Ratio
Name of Shareholders	(RMB)	(%)

Redgate Media AD Co., Ltd.	3,269,615	51.01%
Weidong Zhu	1,962,741	30.62%
Shanghai Aoxue Advertising Broadcasting Co., Ltd.	1,177,644	18.37%
Total:	6,410,000	100.000%

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3.	Capital Increase B

3.1	The parties hereto agree to sign, on the date of completing the industrial and commercial registration of Equity Transfer B and Equity Transfer C and according to the provisions of the Agreement, the Capital Increase Agreement in the form as shown in Appendix II hereto, the Joint Venture Contract as shown in Appendix III hereto and the Company’s Articles of Association as shown in Appendix IV regarding PAMC’s capital increase to the Company under the Agreement and complete the following capital increase formalities in connection with the Company according to the terms and conditions specified in the Capital Increase Agreement:

The Capital Increase Amount B contributed by the Investors to the Company amounts to RMB fifteen million (RMB15,000,000), of which RMB one million four hundred and forty thousand nine hundred and sixty-four (RMB1,440,964) shall be accounted into the Company’s registered capital and the balance of RMB thirteen million five hundred and fifty-nine thousand thirty-six (RMB13,559,036) shall be accounted into the Company’s capital reserve. Upon completion of the capital increase, the Company’s shareholders, their contribution amounts and equity shares shall be as shown in the following table:

	Contribution Amount	Ratio of Registered
Name of Shareholders	(RMB)	Capital
Pacific Asia Mode Cube Limited	1,440,964	18.354%
Redgate Media AD Co., Ltd.	3,269,615	41.646%
Weidong Zhu	1,962,741	25.000%
Shanghai Aoxue Advertising Broadcasting Co., Ltd.	1,177,644	15.000%
Total:	7,850,964	100.000%
3.2	The specific payment method and closing conditions for Capital Increase Amount B shall be subject to the provisions of the Capital Increase Agreement.

4.	The Company’s Further Restructuring and Subsequent Equity Transfer

4.1	The parties hereto agree that necessary integration shall be carried out at an appropriate time for the Company’s existing media assets and advertising-related assets (including tangible and intangible assets), businesses (including but not limited to all the business contracts and customer resources), personnel and other resources according to the plans determined by the Investors, so that the Company’s business can be developed and expanded in a faster and more effective way.

4.2	The Investors plan to, by integrating part of their assets, list the Investors or their affiliates (“Company to Be Listed”) at the qualified securities exchange outside of China (including the securities exchange in Hong Kong or other internationally accepted securities exchanges) (“Listed Company”). Before or after the listing, the Investors shall acquire by themselves or designate their related parties or other third parties to acquire all the Company’s equity interest (40%) (“Remaining Equity”) held by Weidong Zhu and the Nominee. The parties hereto agree that upon the following preconditions are all fulfilled or waived by the Investors:

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4.2.1	Subject to the compliance with the provisions of the Agreement and the relevant Equity Transfer and Capital Increase Agreements (“Legal Documents for Investment”), Equity Transfer and capital increase have been successfully completed upon the fulfillment of all the transaction preconditions specified in the respective Equity Transfer Agreement and Capital Increase Agreement;

4.2.2	The Company’s original shareholders (Yuqing and Weidong Zhu), Chengye Guo and the Nominee have fully complied with the terms and commitments specified in different Legal Documents for Investment, employment agreement, non-competition agreement and consultancy contract signed by and binding on them, and have not committed any default;

4.2.3	The Company and its business operation have reached the targets specified herein and in the relevant Legal Documents for Investment; and

4.2.4	Any other preconditions for share exchange as agreed by the Investors and the parties hereto separately.
The Investors shall buy all the Remaining Equity of Hongmen held by Weidong Zhu and the Nominee through the issuance by the Listed Company (or the to-be-listed Company in the case of not having been listed) of common shares to Weidong Zhu and the Nominee or their designated persons. For this purpose, upon Completion of Capital Increase B and at the request of the Investors, according to the provisions hereof and the specific plans determined by the Investors, Weidong Zhu and the Nominee shall immediately cooperate with the Investors in the Company’s further restructuring so as to achieve the subsequent Equity Transfer. The restructuring plan initially concluded by the parties hereto by now is as follows: Weidong Zhu and Chengye Guo shall establish a new overseas holding company (“New SPV”), and a new wholly-foreign-owned-enterprise (“New WFOE”) established in China by the New SPV shall control, by agreement, 40% of the Company’s equity interest held then by Weidong Zhu and the Nominee, and then the Listed Company of the Investors shall acquire 100% equity interest of the New SPV by issuing to Weidong Zhu and the Nominee the Offered Shares of the Listed Company in the quantity as specified herein. The above plan can be adjusted by the Investors according to the prevailing applicable laws, the strategic needs of the Investors and/or the listing plan so as to ensure the restructuring to be carried out in a most legal and effective way, for which the parties hereto shall sign a written agreement to confirm the restructuring frame before and after the listing. Weidong Zhu and the Nominee shall cooperate, as per requirement of the Investors, in completing the above transaction so that the Listed Company can achieve the offshore listing as soon as possible in a way complying with the applicable laws of China and the applicable listing rules.
4.3	Notwithstanding the above provisions, where it is necessary, the Investors may decide, at their discretion, to purchase, by themselves or through their related parties or other third parties, the 40% equity interest in the Company from Weidong Zhu and the Nominee in cash or other consideration. The purchase price shall be calculated with reference to the market value corresponding to the Offered Shares specified in Article 4.4 below, and the schedule for such payment shall be subject to the circulation plan with reference to the provisions of Article 4.5 below.

4.4	The quantity of the shares to be issued by the Listed Company to Weidong Zhu and the Nominee (“Offered Shares”) as specified in Article 4.2 shall be equivalent to the Company’s forecasted net profit after tax as confirmed by the Investors for 2010 x the Listed Company’s P/E x 60% x 40% / market price of the Listed Company’s stock (the Listed Company’s P/E shall be the data presented by Bloomberg on the date determined by the Investors).

4.5	The parties hereto agree that except for the circulation as per the following plan, no shares of the Listed Company held by Weidong Zhu and the Nominee shall be listed for circulation:
4.5.1	In 2009, after the Company’s annual auditor’s report is issued, the shares (“A”) allowed for circulation according to the net profit after tax in 2008 shall be:

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A = the Company’s net profit after tax in 2008 x the Listed Company’s P/E x 60% x 40% / market price of the Listed Company’s stock

4.5.2	In 2010, after the Company’s annual auditor’s report is issued, the total shares (“B”) accumulatively allowed for circulation according to the net profit after tax in 2009 shall be:

B = the Company’s net profit after tax in 2009 x the Listed Company’s P/E x 60% x 40% / market price of the Listed Company’s stock

4.5.3	In 2011, after the Company’s annual auditor’s report is issued, the total shares (“C”) accumulatively allowed for circulation according to the net profit after tax in 2010 shall be:

C = the Company’s net profit after tax in 2010 x the Listed Company’s P/E x 60% x 40% / market price of the Listed Company’s stock
The Company’s net profits after tax in the years as specified in the above shall be the profits of the Listed Company audited by the auditors according to the accounting standards adopted by the Listed Company.

4.6	In the event that the total shares accumulatively allowed for circulation as calculated according to Article 4.5 above (“Actual Shares Allowed for Circulation”) are more than the Offered Shares, the Listed Company shall issue additional shares to make up such difference. In the event that the Actual Shares Allowed for Circulation are less than the Offered Shares, the surplus shall be returned to the Listed Company without any compensation.

5.	Non-competition Commitment

5.1	When the Agreement is signed, the Senior Management Personnel shall sign with the Company the employment contract, confidentiality agreement and non-competition agreement (the form of the non-competition agreement between the Company and Yun Yang is shown in Appendix V) to the satisfaction of the Investors, promising not to undertake any business in direct or indirect competition with the Company’s business, directly or indirectly solicitate the Company’s employees, suppliers, customers, etc., or directly or indirectly control or hold the shares of any enterprise that directly and indirectly competes with the Company, during the service with the Company and within three (3) years after resigning from the Company for any reason, personally or through its related parties in any other way (including the direct or indirect form of individuals, enterprises and relatives worldwide, including but not limited to British Virgin Island, British Cayman Islands and the People’s Republic of China (including Hong Kong Special Administration Region, Macao Special Administrative Region and Taiwan Region)).

5.2	According to the commercial arrangements made by the parties hereto, the Investors shall compensate Weidong Zhu in a certain amount according to Weidong Zhu’s commitment for non-competition. The specific arrangement shall be specified in the non-competition agreement to be signed when the Investors, Weidong Zhu and the Company sign the Agreement. The form of the non-competition agreement is shown in Appendix VI hereto. According to the above non-competition agreement, Weidong Zhu shall undertake to the Company and the Investors that he shall strive to complete the Mosquito-Control Light Box Project (with 1,200 light boxes pending for installation by now) prior to August 31, 2008 (“Target Date”), but not later than December 31, 2008 (“Deadline”). In order to encourage Weidong Zhu to actively help the Company in undertaking the Mosquito-Control Light Box Project and not to commit any other act in competition with the business of the Company and the Investors, for each 20% (240 light boxes) of the remaining portion completed by the Company, PAMC shall additionally compensate Weidong Zhu for non-competition with an amount of RMB250,000 (the specific payment method to be determined by PAMC).

5.3	According to the commercial arrangements made by the parties hereto, the Investors and the Company shall sign, on the date of completing the industrial and commercial registration of Equity Transfer B and Equity Transfer C, with Chengye Guo and the Nominee, the

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confidentiality agreement and non-competition agreement, the forms of which are shown in Appendix VII hereto. According to the said agreements, (i) within ten (10) Business Days after the Company completes the industrial and commercial registration of Capital Increase B (subject to the date on which the Administration for Industry and Commerce issues the new business license), the Company shall pay a lump-sum of RMB five hundred thousand (RMB500,000) to Chengye Guo as compensation for Chengye Guo’s commitment to the Company for confidentiality and non-competition, and in addition, PAMC shall pay a lump sum of RMB one million four hundred and ninety thousand (RMB1,490,000) to Chengye Guo (with the specific payment method to be determined by PAMC) as compensation for Chengye Guo’s commitment to PAMC for confidentiality and non-competition; (ii) Chengye Guo shall undertake to the Company and the Investors to strive to complete the Mosquito-Control Light Box Project prior to the Target Date, but not later than the Deadline. In order to encourage Chengye Guo to actively help the Company in the light box project and not to commit any other act in competition with the business of the Company and the Investors, for each 20% (240 light boxes) of the remaining portion completed by the Company, PAMC shall additionally compensate Chengye Guo for non-competition with an amount of RMB250,000 (with the specific payment method to be determined by PAMC).

6.	Intellectual Properties

Prior to completion of the capital increase, Weidong Zhu, Chengye Guo and the Company shall procure the Senior Management Personnel and employees to unconditionally grant to the Company all the relevant intellectual properties required for its business operation, and sign with the Company the confidentiality agreement and intellectual property protection agreement for the Company’s technical and commercial secrets and other intellectual properties that satisfy the Investors.

7.	Equity Transfer

Prior to completion of all the Equity Transfer transactions and capital increase as specified herein, except for the transfer to the Investors and the Nominee according to the Agreement, all the shareholders of the Company (including the Nominee as the shareholder of the Company after taking over the Company’s equity interest according to the Agreement) shall ensure not to transfer, pledge or dispose of in other ways their equity interest in Hongmen to any third-party entity or person without the prior written consent of the Investors. In addition, except for the Investors and their related parties, no shareholders of the Company shall transfer, assign, pledge or dispose of any share under their respective names within 36 months upon completion of Capital Increase B unless approved by the Company’s Board of Directors.

8.	Use of Investment Proceeds

Weidong Zhu, Chengye Guo, the Nominee and the Company undertake to the Investors that PAMC’s capital increase funds shall only be used for further development of the Mosquito-Control Light Box Project, business expansion and other purposes as agreed by the Investors. Unless the prior written consent is obtained from the Investors, the funds shall not be used for mergers with, acquisitions of or investment in other enterprises.

9.	Representations and Warranties

9.1	The parties hereto acknowledge that the representations and warranties made by Weidong Zhu, Chengye Guo, the Nominee and the Company in different Legal Documents for Investment shall be deemed as made to the Investors under the Agreement, and the Investors have relied on such representations and warranties in signing and performing the Agreement.

9.2	The parties hereto agree that on the condition that the other rights of the parties hereto under the Agreement are not affected, if any of the representations and warranties made by any party according to the Agreement is proven as misleading or untrue, such party shall compensate the other parties hereto for any possible loss, damage compensation, expenses, expenditure, liability or claim (including any loss, damage compensation, expenses, expenditure, debt or claim incurred in defending or settling any claim of such liability), including but not limited to

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any loss arising from the equity interest held by it in the Company, and hold the other parties hereto from being harmed.
10.	Provision of Information Materials

From the date of the Agreement to the completion of all the transactions herein, Weidong Zhu, Chengye Guo and the Nominee shall procure the Company to permit the Investors and any of their authorized persons to enter any domicile or office arena of the Company as may be reasonably required by the Investors and review any account book, record, account, license and certificate and other documents as may be reasonably required to review, and allow the Investors to copy such account book, record, account, license and certificate and other documents, and procure the Company to notify its directors and employees to timely provide the above persons with all the information materials and explanations as may be required by them.
11.	Confidentiality

11.1	Without the prior written consent from the parties herein, no party shall make any public statement regarding the Agreement, any other or subsequent documents signed for the investment specified herein, or the restructuring and listing of the Company.

11.2	Unless otherwise specified in Article 11.3, the parties hereto shall deem any information relating to the following contents, received or obtained in concluding the Agreement (or any other agreements concluded according to the Agreement) as confidential information, which shall not be disclosed or used:
(1)	The terms of the Agreement and terms of any other agreements concluded according to the Agreement;

(2)	Negotiation relating to the Agreement (and such other agreements); or

(3)	The business, financial conditions or other affairs (including the future plans and objectives) of any of the other parties.
11.3	Under the following circumstances, Articles 11.1 and 11.2 shall not be applied for the disclosure or use of any of the following information:
(1)	Information that shall be disclosed or used as required by the laws, rules or regulations of any regulatory authority or any generally accepted securities exchange;

(2)	Information that shall be disclosed or used as required for granting all the interests of the Agreement to one party;

(3)	Information that shall be disclosed or used for the purpose of any judicial proceedings as a result of or in connection with the Agreement or any other agreements concluded according to the Agreement, or information concerning any taxation matter of the disclosing party and reasonably required to be disclosed to the taxation authorities;

(4)	Information to be disclosed to the professional advisors of the parties hereto, provided that such professional advisors shall abide by the provisions of Article 11.2 regarding such information as if they were a party to the Agreement;

(5)	Information already known by the public other than as a result of breach of the Agreement; or

(6)	Information to be disclosed or used with prior written approval of the other parties hereto.
11.4	Article 11 hereof shall survive the termination of the Agreement.
12.	Assignment

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Without the prior written consent from the other parties hereto, no party shall have the right to assign the rights, interests or obligations specified herein. However, the Investors shall have the right to assign their rights, interests or obligations under the Agreement to their related parties. After the Agreement is signed and before the Equity Transfer and capital increase is completed, Weidong Zhu, Chengye Guo and the Nominee shall not negotiate or sign, and shall procure the Company not to negotiate or sign, any binding document with any third party on such matters relating to the Company’s capital increase, Equity Transfer or similar equity cooperation.
13.	Governing Law and Dispute Settlement

13.1	Governing Law
The Agreement shall be governed by and interpreted in accordance with the law of Hong Kong.
13.2	Arbitration
(1)	The parties hereto shall endeavour to settle, through amiable negotiation, any dispute arising from or relating to the Agreement. Where such settlement fails within sixty (60) days after any party issues a notice to the other parties hereto, such dispute (including the dispute on the validity or existence of the Agreement) shall be submitted to Hong Kong International Arbitration Centre for arbitration according to its prevailing arbitration rules.

(2)	The arbitration award shall be final and binding upon all the parties hereto and may be enforced in accordance with the relevant terms of the award.

(3)	The arbitration fees shall be borne by the losing party, unless otherwise specified by the arbitration award. Where it is necessary for one party to enforce such award through any type of litigation, the defaulting party shall pay all the reasonable expenses and expenditures, including but not limited to the reasonable legal fees and any additional litigation or enforcement fees arising from the application of one party to enforce the arbitration award.

(4)	During the dispute settlement period, except for the matter in dispute, the parties hereto shall continue to fully perform the Agreement.
14.	Notice

14.1	All notices shall be written in Chinese and delivered by hand or by registered mail or fax to the following addresses or fax numbers (as the case may be):

Pacific Asia Mode Cube Limited

Address: 8/F, Tower B, International Plaza, 19, Jianguomenwai Avenue, Beijing

Attendant: Ying Zhu

Tel: 010-58692980

Fax: 010-58692960

Redgate Media AD Co., Ltd.

Address: 8/F, Tower B, International Plaza, 19, Jianguomenwai Avenue, Beijing

Attendant: Ying Zhu

Tel: 010-58692980

Fax: 010-58692960

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Weidong Zhu

Address: 2/F, 1A Tower, No. 345 Lane, Xinhua Road, Shanghai

Tel: 13901729948

Fax: 021-52540919

Chengye Guo

Address: Flat 303, Entrance 4, Building 7, Block 2, Shuanghuayuan Nanli, Chaoyang District, Beijing

Tel: 13901210748 Fax: 010-87721723

Shanghai Aoxue Advertising Broadcasting Co., Ltd.

Address: Flat 303, Entrance 4, Building 7, Block 2, Shuanghuayuan Nanli, Chaoyang District, Beijing

Attendant: Chengye Guo

Tel: 13901210748

Fax: 010-87721723

Shanghai Hongmen Advertising Co., Ltd.

Address: 2/F, 1A Tower, No. 345 Lane, Xinhua Road, Shanghai

Attendant: Yun Yang

Tel: 021-62810161

Fax: 021-52540919
14.2	Any notice, correspondence or document made or sent under Article 14 hereof:

(1)	In case of delivery by hand and receipt of the acknowledge slip, where it is delivered not later than 17:00 of the Business Day at the place of delivery, it shall be deemed as served with the evidence of written receipt upon delivery to the relevant address; or where it is delivered after 17:00 of the Business Day at the place of delivery or at any time of a non-Business Day at the place of delivery, it shall be deemed as served at 09:00 of the next Business Day at the place of delivery; or

(2)	In case of any domestic mail in China sent by prepaid speed post, it shall be deemed as served five (5) Business Days after the date of mailing; or

(3)	In case of mailing from or to any place outside of the territory of China, where it is sent by prepaid international courier service mail, it shall be deemed as served ten (10) Business Days after the date of mailing; or

(4)	In case of sending out by fax, it shall be deemed as served upon sending, with the sending report confirming the successfully sending and oral acknowledgement (the sender shall record in writing and sign the same) as evidence, but in the event that any notice sent by fax is sent after 17:00 of any Business Day at the place of the receiver or at any time of any non-Business Day at such place, it shall be deemed as served at 09:00 of the next Business Day at the place of the receiver.

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14.3	During the term of the Agreement, upon notifying in writing the other parties hereto, any one party shall have the right to change, at any time, its address, fax number and other relevant information for receiving notices.

15.	Expenses

The parties hereto shall respectively bear their legal fees and other expenses incurred in negotiating, preparing and performing the Agreement.

16.	Entire Agreement

The Agreement and all the agreements and/or documents mentioned or specified as inclusive herein shall constitute the entire agreement among the parties hereto regarding the subject matter of the Agreement. Where the Agreement is inconsistent with any oral and written agreement, contract, MOU or correspondence (including but not limited to the Equity Transfer Agreement, Joint Venture Contract, Restated Articles of Association and Capital Increase Agreement) concluded by and among the parties hereto regarding the subject matter of the Agreement prior to the date of the Agreement, the Agreement shall prevail. The Letter of Intent for Cooperation signed by such parties concerned as Weidong Zhu, the Investors and the Company on July 30, 2007 shall become automatically invalid on the date of the Agreement and be superseded by the Agreement.

17.	Severability

Where any provision of the Agreement is held invalid or cannot be enforced, such invalid provision shall not be performed and shall be deemed as excluded from the Agreement, but shall not cause the other provisions of the Agreement to become invalid (except for the mandatory provisions of the laws). The parties hereto shall make all reasonable endeavours to supersede such invalid provision with a valid provision, and such superseding provision shall have the same effect as that originally specified in such invalid provision as far as possible.

18.	Waiver

18.1	The failure or delay of any party to exercise any right or remedy hereunder or acquired according to the Agreement as provided by law shall not have any damage on such right or remedy, nor constitute or be deemed as a waiver or alteration of such right or remedy, nor be excluded from exercising such right or remedy at any time afterwards. Any single or partial exercise of such right or remedy shall not exclude any other or further exercise of such right or remedy or the exercise of other rights or remedies.

18.2	The rights and remedies of each party hereto or acquired by it under or according to the Agreement can be exercised in any circumstance as deemed proper by such party.

19.	Liabilities for Breach of Contract

19.1	The parties hereto shall strictly abide by the Agreement. In case of any breach of the Agreement, the defaulting party shall be liable for the losses of the performing parties due to the defaulting party’s breach of the Agreement. (In the circumstance where the Agreement is terminated or dissolved, the defaulting party shall bear the expenses of the performing parties as specified in Article 15 hereof).

19.2	The Company, Weidong Zhu, Chengye Guo and the Nominee shall undertake the joint and several liabilities for the Agreement, and Weidong Zhu, Chengye Guo and the Nominee shall not claim against the Company for the reason that the Investors require them to undertake any liability hereunder. The Investors may determine, at their discretion, fully or partially reduce or exempt the liabilities to be undertaken by the Company and/or Weidong Zhu, Chengye Guo and the Nominee for the Investors, but such reduction or exemption shall not affect or damage the right of the Investors to claim against the other parties hereto (no matter whether they shall undertake the joint or several liabilities).

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20.	Language

The Agreement is made in Chinese.

21.	Amendment

Without unanimous agreement by and among the parties hereto, the Agreement shall not be amended. The parties hereto agree that for the purpose of procuring the matters specified herein to be approved by and registered with the Chinese relevant governmental authorities (including but not limited to the approving authorities and the Administration for Industry and Commerce), the parties hereto agree to adjust the relevant part of the Agreement according to the requirements of the governmental authorities without changing the original intention of the parties hereto to conclude the Agreement.
The Agreement is duly signed by the authorized representatives of the parties hereto in sextuplicate, of which the parties hereto shall hold one (1) copy each.
(The remainder of this page is intentionally left blank.)

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Execution Page

Pacific Asia Mode Cube Limited [company seal]
Signature:	/s/ Peter Bush Brack
Name: BRACK, Peter Bush
Title: CEO

Redgate Media AD Co., Ltd. [company seal]
Signature:	/s/ Yue Jin
Name: Yue Jin
Title: Chairman of the Board

Weidong Zhu
Signature:	/s/ Weidong Zhu

Chengye Guo
Signature:	/s/ Chengye Guo

Shanghai Aoxue Advertising Broadcasting Co., Ltd. [company seal]
Signature:	/s/ Chengye Guo
Name: Chengye Guo
Title: Chairman of the Board

Shanghai Hongmen Advertising Co., Ltd. [company seal]
Signature of Authorized Representative /s/ Weidong Zhu

[Signature Page of INVESMENT Framework Agreement]

Execution Version
Appendix I
Format of Equity Transfer Agreement
A.	Form of the Equity Transfer Agreement A to be signed by and among Yuqing, the Investors, Weidong Zhu and the Company;

B.	Form of the Equity Transfer Agreement B to be signed by and among Weidong Zhu, the Transferee and the Company;

C.	Form of the Equity Transfer Agreement C to be signed by and among the Nominee, Weidong Zhu and the Company.
[See Exhibits 10.4.2 and 10.4.4]
[Signature Page of Invesment Framework Agreement]

Execution Version
Appendix II
Form of Capital Increase Agreement
[See Exhibit 10.4.5]
[Signature Page of Invesment Framework Agreement]

Execution Version
Appendix III
Form of Joint Venture Agreement
[Signature Page of Invesment Framework Agreement]

Execution Version
Joint Venture Contract
In Connection with
Shanghai Hongmen Advertising Co., Ltd.
By and among
Pacific Asia Mode Cube Limited
Redgate Media AD Co., Ltd.
Weidong Zhu
And
Shanghai Aoxue Advertising Co., Ltd.
Date:

[Signature Page of Invesment Framework Agreement]

Execution Version
Shanghai Hongmen Advertising Co., Ltd.
Joint Venture Contract
Chapter 1 General Provisions
Shanghai Hongmen Advertising Co., Ltd. is a limited liability company invested and established jointly by Redgate Media AD Co., Ltd. (hereinafter referred to as “Party A”), Weidong Zhu (hereinafter referred to as “Party B”) and Shanghai Aoxue Advertising Co., Ltd (hereinafter referred to as “Party C”). According to the provisions of the Capital Increase Agreement executed on ___ (month) ___ (day) ___ (year), Shanghai Hongmen Advertising Co., Ltd. raises a fund of RMB Fifteen Million (RMB15,000,000) from Pacific Asia Mode Cube Limited (hereinafter referred to as “Party D”). Upon complete of such capital increase, Party D, as a new share holder of Shanghai Hongmen Advertising Co., Ltd., holds 18.354% of the equity interest, Party A holds 41.646% of the equity interest, Party B holds 25% of the equity interest and Party C holds 15% of the equity interest. In this regard, in accordance with the Law of the People’s Republic of China on Sino-foreign Equity Joint Ventures and other relevant laws and regulations of China and in line with the principle of equality and mutual benefit, upon amicable negotiation, the aforementioned parties hereto agree to establish a Sino-foreign joint venture enterprise in Shanghai of the People’s Republic of China and execute this contract (hereinafter referred to as the “Contract”).
Chapter 2 Definition and Interpretation
1.	Definition
“Registration Authority” means the State Administration for Industry and Commerce of China or its authorized local office for business registration of joint ventures;

“Board of Directors” means the Board of Directors of the Joint Venture Company;

“AoA” means the Articles of Association of the JV Company concluded by the Parties hereto on ___ (month) ___ (day) ___ (year);

“Related Party” means any company, partner or other entity that directly or indirectly controls the party, is directly or indirectly controlled by the party or is directly or indirectly under the common control with the party, if the party is a natural person, it refers to his/her spouse or relative (for the purpose of this definition, the term “control” refers to having the

Execution Version
control right over the party holding, director or indirectly, the party’s voting rights or through agreement other arrangement);
“JV Company” means Shanghai Hongmen Advertising Co., Ltd. of Sino-foreign joint venture established in Shanghai, China, according to the Capital Increase Agreement and the Contract;

“Approval Authority” means the Ministry of Commerce of China or its authorized governmental organs for approval of contracts;

“Completion of Capital Increase” is shall bear the meaning as defined in the Capital Increase Agreement;

“Capital Increase Agreement” means the agreement executed, on___ (month) ___ (day) ___ (year), by the Parties with Shanghai Hongmen Advertising Co., Ltd. in connection with the capital increase of Party D to Shanghai Hongmen Advertising Co., Ltd.;

“Intellectual Property” includes patents, patent application, utility models, trademarks, service logos, registered designs, non-registered design rights, copyrights, technical drawings, trade names, database rights, Internet domain names, brand names, computer software programs and systems, know-how, inventions, creations, confidential information and other industrial or commercial intellectual property rights (whether they are registered or not, or whether they may be registered or not), and all application documents for registration or protection of such items;

“China” means the People’s Republic of China (for the purpose of the Contract, excluding Hong Kong SAR, Macao SAR and Taiwan Region);
2.	Headings and Reference
The headings of all the articles in the Contract are inserted only for reference and shall not affect the interpretation of the Contract.

Any reference to Chinese laws includes reference to any laws, status regulations, rules and normative documents published by the Chinese competent authorities (of the central and local governments). Any reference to laws includes reference to their respective amendments or modifications. Reference to the Contract or any contract includes reference to the modified, amended or renewed contracts.
Chapter 3 Parties to the Joint Venture

Execution Version
3.	The Parties to the Contract include:
Party A:	Redgate Media AD Co., Ltd.

Registered Address: Rm. 1807, 15/F, Tower B, Jianwai SOHO, No. 39 East 3rd Ring Road Central, Chaoyang District, Beijing, China;

Legal Representative: Yue Jin;

Title: Chairman;

Tel: 010-58692980.

Party B:	Weidong Zhu

Nationality: China;

ID Card No.: 310110197006105018;

Domicile: C801-802, No. 163 Puhuitang Road, Shanghai.

Party C:	Shanghai Aoxue Advertising Co., Ltd.

Registered Address: Tower G, No. 10 Jinwen Road, Zhuqiao Town, Nanhui District, Shanghai, China;

Legal Representative: Chengye Guo;

Title: Chairman;

Tel: 13901201748.

Party D:	Pacific Asia Mode Cube Limited

Place of Incorporation: Hong Kong;

Registered Address: Room 2703, 27/F, The Centrium, 60 Wyndham Street, Central, Hong Kong, China;

Legal Representative: BRACK, Peter Bush;

Execution Version
Title: CEO;

Tel: (852) 81068255.
(In the Contract, Party A and Party D are collectively referred to as the “Investors”, Party B and Party C are collectively referred to as the “Original Shareholders”, Party A, Party B, Party C and Party D are collectively referred to as the “Parties” and individually referred to as a “Party”).
Chapter 4 Establishment of JV Company
4.	In accordance with the Law of the People’s Republic of China on Sino-foreign Equity Joint Ventures and other relevant laws and regulations of China, the Parties agree to establish the JV Company.

5.	The JV Company shall have: the Chinese title as , the English title as Shanghai Hongmen Advertising Co., Ltd., and the domicile at P-1 Building, No. 7523 Beiqing Highway, Zhonggu Town, Qingpu District, Shanghai

6.	All the activities of the JV Company shall comply with the laws, decrees, regulations and rules of China.

7.	The JV Company is a limited liability company incorporated under the laws of China. The shareholders of the Joint Venture shall undertake the limited liabilities for the JV Company to the extent of their respective capital contribution amounts subscribed for. The JV Company shall implements the independent accounting, self-responsibility for its profits and losses and independent management.
Chapter 5 Business Purpose, Scope and Scale
8.	The purpose of the JV Company: in line with the desire of enhancing economic cooperation, to absorb foreign capital, adopt advanced scientific management methods and advertisement production and promotion means, make use of the excellent investment environment and preferential policies of Shanghai, adopt the advanced management mode and provide quality services so that the Investors can gain satisfactory economic benefits and social benefits.

9.	The business scope of the JV Company: design, fabrication, release and consignment of

Execution Version
different advertisements, graphic production and enterprise image planning.
Chapter 6 Total Investment and Registered Capital
10.	The total investment of the JV Company is RMB Eleven Million Two Hundred Fifteen Thousand Six Hundred Sixty-two (RMB 11,215,662).

11.	The Parties shall jointly contribute RMB Seven Million Eight Hundred Fifty Thousand Nine Hundred Sixty-four (RMB 7,850,964), which shall be taken as the registered capital of the JV Company.

12.	The contribution mode of the Parties is as follows:
The original registered capital of the JV Company amounts to RMB Six Million Four Hundred Ten Thousand (RMB 6,410,000), with the original equity structure of the JV Company shown in the following table:

	Original	Original
	Contribution	Contribution
Shareholders’ Name	Amount (RMB )	Proportion (%)
Party A	3,269,615	51.01%
Party B	1,962,741	30.62%
Party C	1,177,644	18.37%
Total	6,410,000	100.000%
The original registered capital has been paid in full amount.

According to the Capital Increase Agreement, Party D shall subscribe, at a US$ premium price equivalent to RMB Fifteen Million (RMB 15,000,000) (“Capital Increase Amount”), for the additional registered capital of the JV Company in the amount of RMB One Million Four Hundred Forty Thousand Nine Hundred Sixty-four (RMB 1,440,964), accounting for 18.354% of the JV Company’s registered capital, and the portion other than the registered capital paid in by Party D in subscription for the Capital Increase Amount shall be accounted into the capital reserve of the JV Company. Since Party D subscribes for the Capital Increase Amount in US dollars, the exchange rate for conversion of USS into RMB shall be

Execution Version
the intermediate price of the basic exchange rate published by the People’s Bank of China on the date when the Capital Increase Amount is subscribed for.
The capital contribution amounts and proportions of the Parties upon Completion of Capital Increase shall be as follows:

	Capital	Capital
	Contribution	Contribution
Shareholders’ Name	Amount (RMB )	Proportion
Party A	3,269,615	41.646%
Party B	1,962,741	25.000%
Party C	1,177,644	15.000%
Party D	1,440,964	18.354%
Total	7,850,964	100.000%
13.	Transfer of Registered Capital
Subject to the requirements of the laws and regulations, upon approval of the approval authority, capital contributions to the JV Company may be freely transferred between the shareholders of the JV Company and between the Investor(s) and the third parities, and the Original Shareholders must agree on such transfer and cooperate in executing the relevant legal documents for effectiveness of such transfer. Without approval from the Board of Directors, within thirty-six (36) months upon Completion of Capital Increase, the Original Shareholders shall not transfer, assign, pledge or dispose of any of their respective equity interests in the JV Company.

On the premise of fulfilling the relevant provisions in the first paragraph hereof and the Capital Increase Agreement, if one Party (“Transferor”) intends to sell or transfer to a third party, all or part of its capital contribution to the JV Company, the Transferor shall notify in writing to the other parties and the JV Company of (i) its intention to transfer; (ii) contribution amount to be transferred; (iii) its intended transfer price; (iv) status of the proposed transferee; and (v) other terms and conditions for the transfer (hereinafter referred to as “Transfer Notice”). The other Parties are entitled to the right of the preemptive right over all the equity interests to be transferred in proportion to their respective capital contributions. Within thirty (30) days upon receipt of the Transfer Notice, the other shareholders shall make a reply of agreeing on the transfer of or intending to exercise the preemptive right over the capital contribution to be transferred; otherwise, they shall be deemed to have agreed to the transfer. The shareholder disagreeing on such transfer shall purchase the capital contribution to be transferred; otherwise, it shall be deemed to have agreed to the transfer.

Execution Version
14.	Capital Increase and Capital Decrease
Within the term of the joint venture, any increase or decrease in the registered capital of the JV Company shall be subject to the unanimous agreement of the Board of Directors and application to the Approval Authority for approval. Upon receipt of such approval from the Approval Authority, the JV Company shall approach the Registration Authority for alteration registration of the registered capital. The Parties hereby agree that when the JV Company increases its capital, under equal conditions, the Investor is entitled to the preemptive right to subscribe for all or part of such Capital Increase, at a subscription proportion to be negotiated and determined at their discretion. Where the Investor exercise its preemptive right or fails to exercise such right, the Original Shareholders are entitled to the preemptive right to subscribe for the remaining capital increase according to their shareholding proportions. In addition, in case of any change in the shareholding proportions of the Parties in the JV Company, the Parties shall carry out amicable negotiation for necessary adjustment of and amendment to the rights for appointment of directors, appointment of chairman and nomination of the senior management personnel as soon as possible so as to fairly represent the latest equity structure.
Chapter 7 Responsibilities of the Parties to the Joint Venture
15.	In addition to other responsibilities specified herein, the Parties shall be respectively responsible for completing the following matters:
15.1	Responsibilities of the Original Shareholders:
(1)	To handle such matters as application to the Chinese relevant competent authorities for approval, incorporation and business license in connection with the establishment of the JV Company;

(2)	To assist the JV Company in handling relevant formalities for import of equipment and facilities and onshore transportation within China (if necessary);

(3)	To assist the JV Company to acquire or lease equipments, materials, raw materials, office utilities, transport instruments, communication devices, etc. within China;

Execution Version
(4)	To assist the JV Company to contact and arrange for such infrastructures as water, power and communications;

(5)	To assist the JV Company in recruiting the local Chinese business management personnel, technical personnel, workers and other personnel required;

(6)	To assist the foreign personnel in obtaining the required entry visa, work permit and travel document; and

(7)	To take charge of other matters consigned by the JV Company according to the contractual provisions with the JV Company (if any).
15.2.	Responsibilities of the Investors:
(1)	To assist the JV Company in training the staff and workers;

(2)	To assist the JV Company in acquiring the international market information;

(3)	To provide the JV Company with value-added services in diversified forms such as corporate operation, enterprise management, financing advice, etc according to the needs and requirements of the JV Company; and

(4)	To take charge of other matters consigned by the JV Company according to the contractual provisions with the JV Company (if any).
Chapter 8 Board of Directors
16.	The date for registration of the JV Company as a Sino-foreign joint venture shall be the date for establishment of the Board of Directors.

17.	The Board of Directors is composed of five (5) members, three (3) of whom shall be appointed by the Investors and two (2) shall be appointed by the Original Shareholders.
The Chairman shall be a director appointed by the Investor and Vice Chairman shall be a director appointed by the Original Shareholders. The directors, chairman and vice chairman shall have a term of office of four (4) years and may be reappointed. Any Party can replace the director it appoints prior to the expiration of the term of office, provided it shall notify in writing to the other parties.
18.	The Board of Directors, as the supreme power organ of the JV Company, shall decide on all

Execution Version
the major matters of the JV Company.
The Board of Directors implements the voting mechanism of one vote for one director. The following matters of the JV Company shall be determined upon unanimous resolution by the directors present at a meeting of the Board of Directors:
(1)	amendment to the JV Company’s AoA;

(2)	suspension and dismissal of the JV Company;

(3)	Increase or decrease of the JV Company’s registered capital; and

(4)	merger and separation of the JV Company.
The appointment and dismissal of the JV Company’s first general manager shall be determined upon a resolution adopted by four-fifths (4/5) (inclusive) or more of the directors.

Except for the above matters, other matters to be voted for by the Board of Directors according to law may be determined upon a resolution adopted by a simple majority of the directors present at a meeting of the Board of Directors.
19.	The Chairman is the legal representative of the JV Company. Where the chairman fails to exercise his duties for any reason, the Vice Chairman shall be temporarily authorized to exercise such duties.
20.	Presence of four (4) directors (including three (3) directors appointed by the Investor) in person or through an authorized agent shall constitute a quorum for all the meetings of the Board of Directors.
If the number of directors present in person or through an authorized agent at any meeting of the Board of Directors is less than a quorum, the Board of Directors shall not adopt any resolution on any matter.

In case of being unable to attend a meeting of the Board of Directors for any reason, a director may issue a power attorney to authorize one agent to attend and vote at the meeting of the Board of Directors on his/her behalf. The authorized agent shall have the same rights and power as the director issuing such power attorney. In case of failing to authorize any agent to attend a meeting of the Board of Directors, the director shall be deemed to have waived his voting right at the meeting.

Execution Version
Any meeting of the Board of Directors, as long as all the directors present at the meeting can be heard and communicate with each other, may be held by means of telephone conference or other communication devices and all such directors shall be deemed to have attended the meeting in person.

The Board of Directors may substitute a meeting of the Board of Directors by means of a written resolution and, as long as such resolution is mailed to all the directors and signed, for agreement, by a number of directors required to adopt such resolution as per provisions of Article 18 hereof, such resolution shall be deemed to have been adopted.
21.	The Board of Directors shall hold a meeting every two (2) months to be convened and presided over by the chairman. At least ten (10) working days in advance, the chairman shall issue a written notice (inclusive of e-mail and fax) to every director, which shall specify the date, time, place and agenda of the meeting. As for a particular meeting, upon agreement by all the directors, such requirement for a written notice may be waived.
Upon the proposal by two (2) or more directors, the Chairman shall convene an extraordinary meeting of the Board of Directors.
22.	Each meeting of the Board of Directors shall have the complete and accurate minutes of meeting, which shall be signed by the directors or agents authorized by the directors present at the meeting and shall be delivered, after such meeting of the Board of Directors, timely to the Parties and filed at the JV Company.
Chapter 9 Business Management Organization
23.	The JV Company sets up the business management organization to take charge of the routine business management of the JV Company.

24.	The JV Company shall have one general manager to be nominated by the chairman and appointed by the Board of Directors and one deputy general manager to be nominated by the general manager and appointed by the Board of Directors. The first general manager will be Weidong Zhu for a term of office of four (4) years, and can be reappointed by the Board of Directors. The duty of the general manager is to execute all the resolutions adopted at the meetings of the Board of Directors and organize and lead the routine business management of the JV Company, with the particular duties and power specified

Execution Version
as follows:
(1)	To take care of the company’s production and operation management and organize the implementation of the resolutions of the Board of Directors;

(2)	To organize the implementation of the Company’s annual business plan and investment plan;

(3)	To draft the program for the company’s internal management structure;

(4)	To draft the company’s basic managerial rules;

(5)	To stipulate the particular regulations and rules of the Company;

(6)	To recommend the appointment or dismissal of the company’s deputy general manager and financial executive

(7)	To appoint or dismiss management personnel other than those to be appointed or dismissed by the Shareholders’ Meeting and the Board of Directors; and

(8)	To attend the meetings of the Board of Directors.
The deputy general manager shall assist the general manager in work. The business management organization may have several departmental managers respectively to take charge of the work of the different departments, undertake the matter assigned by the general manager and the deputy general manager and undertake the responsibilities for the general manager and the deputy general manager.
25.	The general manager and deputy general shall subject themselves to the performance examination by the Board of Directors. The Board of Directors may decide on the appointment and dismissal of the general manager and the deputy general according to the actual performance of the Company.

26.	Without the approval of the Board of Directors, the general manager, deputy general manager and any other senior management personnel shall not act as a general manager or take other senior management post in any economic organization or company other than the subsidiaries of the JV Company.

27.	Not withstanding other provisions herein, in case of violating the law, engaging in malpractices for selfish ends or serious misconduct, the general manager or the deputy general manager may be replaced at any time upon approval by more than half of the members of the Board of the Directors, and the Parties shall render their respective cooperation.

Execution Version
Chapter 10 Labor Management
28.	Such matters in connection with the staff and workers of the JV Company as recruitment, appointment, dismissal, salary, labor insurance, welfare benefits and rewards and punishment shall be specified in the employment contract to be executed by the JV Company with the employees of the JV Company, according to the Labor Law of the People’s Republic of China and the program formulated by the Board of Directors

The executed employment contracts shall be filed with the local administration for labor affairs.

29.	The appointment of the senior management personnel recommended by the Parties and their salary and wage, social securities, welfare and travel expense standard shall be discussed and determined at a meeting of the Board of Directors.
Chapter 11 Taxation, Financial Affairs, Auditing and Profit Distribution
30.	The JV Company shall pay all the taxes according to the relevant laws and regulations of China.

The employees of the JV Company shall pay the individual income tax according to the Personal Income Tax Law of the People’s Republic of China.

31.	The JV Company shall allocate the reserve fund, enterprise development fund and employees’ welfare and bonus fund according to the provisions of the Law of the People’s Republic of China on Sino-foreign Equity Joint Ventures, and the annual allocation proportion shall be discussed and determined by the Board of Directors according to the operation status of the JV Company.

32.	The fiscal year of the JV Company shall be from January 1 to December 31 of each calendar year, and all the accounting vouchers, documents, statements and books shall be prepared in Chinese.

33.	The JV Company shall prepare vouchers, keep accounts and prepare statements in accordance with the provisions of the Accounting System for Business Enterprises and other relevant Chinese laws and regulations. The annual and month reports shall be approved and signed by the general manager jointly with the financial executive. Except for the statutory statements, the JV Company shall provide and prepare, at the request of any Party, the relevant financial data and statements.

34.	The JV Company shall prepare the following reports according to the following provisions and provide such reports to the Parties or Board of Directors:

Execution Version
(1)	Within the first ten (10) days of each month, the JV Company shall submit to the Parties the financial report of the preceding month, including the Balance sheet, Statement of Cash Flow, Income Statement, Statement of Changes in Financial Position, Annotations for Financial Position and other addenda;

(2)	Within the first ten (10) days of every odd month, the JV Company shall submit to the Parties or the Board of Directors the business report for the preceding two (2) months, mainly including the performance of major contracts, executive summary of major contracts newly executed, research and development status of new products, sales of main products (services) and other business information;

(3)	Within three (3) months upon completion of each fiscal year, the JV Company shall prepare and complete the financial report for the said year and engage a Chinese CPA firm independent from the Parties to audit the accounts and the annual financial report and issue the auditor’s report, and shall submit the audited financial report and the Auditor’s Report to the Board of Directors for examination and approval and deliver them to the Parties.
35.	By issuing a written notice fifteen (15) days in advance, one Party may assign financial personnel to audit, at its own cost and on its behalf, the operation data, account books, records and accounts and other relevant documents of the JV Company, for which the JV Company shall render cooperation and provide assistance and convenience. Such financial personnel may reasonably consult the financial and operation records of the JV Company, but shall keep confidential all the audited documents and information. If necessary, at the request and the cost of one Party, the JV Company can engage a Chinese CPA firm to audit the financial position of the JV Company.

36.	All the after-tax profits of the JV Company (after allocating the reserve fund, enterprise development fund and employees’ welfare and bonus fund) shall be distributed or retained subject to a resolution adopted by Board of Directors. Where the Board of Directors adopts a resolution to distribute any profits, such profits shall be distributed to the Parties as soon as possible according to their respective capital contribution proportions specified in Article 12 hereof, and under no circumstances may the Original Shareholders obtain any profit payable to them earlier than the Investors. The bank expenses in connection with the profit disbursement shall be borne by the JV Company. The profits payable to Party D shall be paid in US$or other currencies as agreed upon by Party D.
Chapter 12 Operation Term
37.	The JV Company shall have an operation term of fifty (50) years as from the date when the Business License of the JV Company is issued.

38.	Upon the proposal of one Party and resolution unanimously at a meeting of the Board of Directors, application may be submitted, six (6) months prior to the expiration of the

Execution Version
operation term, to the Approval Authority for extension of the operation term.
Chapter 13 Property Disposal upon Expiration of Operation Term
39.	Upon expiration of the operation term or early termination of the joint venture, the JV Company shall carry out the liquidation according to law. Upon paying respectively the liquidation expenses, the salaries, social insurance premiums and statutory compensation for the employees, paying the due taxes and repaying the debts of the company, the remaining properties of the JV Company shall be distributed according to the capital contribution proportions of the Parties prevailing then.

40.	The JV Company shall carry out such liquidation according to the provisions of the Measures of the People’s Republic of China for Liquidation of Foreign-invested Enterprises and other relevant laws and regulations. Where the JV Company needs to establish a liquidation committee, such committee shall be composed of three (3) members, the candidates of whom shall be determined and appointed by the Board of Directors.
Chapter 14 Insurance
41.	The JV Company shall purchase all the insurances from the insurance institutions which are legal in China and can provide the Sino-foreign equity joint ventures with insurance services, while the insurance products, insurance value and coverage shall be determined by the Board of Directors according to the provisions of such insurance institutions.
Chapter 15 Representations, Warranties and Undertakings
42.	Each party of the Original Shareholders herby makes respectively the following representations, warranties and undertaking to the Investors:
(1)	It has obtained the adequate right, power and authorization to execute and deliver the Contract and perform the contractual obligations herein;

(2)	Such execution and delivery of the Contract and performance of the contractual obligations herein shall not violate any law or document binding on such party;

Execution Version
(3)	Except for the approval of the Approval Authority on the Contract, such execution and delivery of the Contract and performance of the contractual obligations herein shall not be subject to any other governmental authorities or third parities for approval, permission or filing;

(4)	Once being approved by the Approval Authority, the Contract shall constitute its lawful, valid and binding obligation and enforceable according to the terms herein;

(5)	No litigation, arbitration, investigation or other proceedings exist against the party, which are pending and have a major effect on its capacity to perform its contractual obligations herein;

(6)	It shall not violate the provisions of the laws and regulations or the AoA to interfere with the routine business activities of the JV Company or abuse or occupy, in any mode, the funds or other assets of the JV Company;

(7)	Within the joint venture term and within three (3) years upon expiration of such joint venture term, without obtaining the written consent from the Investors, the Original Shareholders or their Related Parties shall not, in any form (including direct or indirect form such as personal, enterprise and relative, etc.) possess, run, manage, undertake, control and serve for or, in other forms, assist in undertaking any businesses in China, which may compete with the JV Company (including such act as directly or indirectly taking away employees, suppliers or clients), or directly or indirectly control or participate in any enterprise competing directly or indirectly with the business of the JV Company; and

(8)	Within five (5) years upon establishment of the JV Company, if it invests in or established other enterprises for business activities, the profits earned by such enterprises shall belong to the JV Company.
43.	Except for those to remain true and accurate within three (3) years upon expiration of the term hereof as specified in Paragraph (7) of Article 42 above, the above representations and warranties shall remain true and accurate within the term hereof according to the facts and circumstances.
Chapter 16 Amendment, Revision and Rescission of Contract
44.	Amendment to the Contract and appendices hereof may not become effective unless the Parties execute a written agreement, or approval is obtained if such amendment needs to be approved by the original Approval Authority.

45.	Early dismissal due to breach of contract

Execution Version
Where the JV Company fails to operate or to achieve the business objective specified herein due to material breach of contract by one Party, the objective hereof cannot be achieved due to material breach of the Capital Increase Agreement by one Party, in addition to the right to claim against the breaching party according to relevant provisions hereof or of the Capital Increase Agreement, the non-breaching parties have the right to request for rescission of the Contract and dismissal of the JV Company.

46.	Events for early termination

In case of any following event, upon a unanimous resolution of the Board of Directors and approval of the Approval Authority, the JV Company may be dismissed earlier and the Contract shall be terminated accordingly:
(1)	The JV Company commits a material loss and the Board of Directors considers the continual operation as non-compliant with the best interests of the JV Company;

(2)	Due to any force majeure event that lasts for more than one year, the JV Company is unable to continue with the operation, unless otherwise specified herein;

(3)	The Parties unanimously agree on the early dismissal of the JV Company; or

(4)	Other circumstance that may cause early termination as specified by the relevant laws and regulations of China.
47.	Dismissal for reasons other than breach of contract

In case of any event prescribed in Article 46, any Party may request to convene a meeting of the Board of Directors to discuss the early dismissal of the JV Company. Within thirty (30) days upon receipt of a request from one Party for the meeting, the chairman shall convene the meeting or call for adoption of a written resolution as specified in Article 20. The directors appointed by other Parties shall be obliged to attend the meeting or make such execution. The Parties shall adequately discuss and do all the best to conclude a solution acceptable to the Parties. Unless otherwise unanimously agreed by the Parties, the JV Company shall carry out the liquidation.

Execution Version
Chapter 17 Liability for Breach of Contract
48.	If a Party fails to perform any of its obligations hereunder or under AoA, such breaching party shall undertake the liability for breach of contract for the losses to the non-breaching parties due to the breaching party in breach of the Contract. Unless otherwise specified herein, if any breach of contract cannot be fully remedied and rectified within thirty (30) days after the non-breaching parties issue a written notice, the breaching party shall pay to the non-breaching parties liquidated damages amounting to RMB 200,000. Where the amount of such liquidated damages is less than the loss thereof, the non-breaching parties may apply to the arbitration authority, according to the provisions of Article 53 herein, to increase such amount; where the amount of such liquidated damages is more than the loss thereof, the breaching party may apply to the arbitration authority, according to the provisions of Article 53 herein, to decrease such amount.
Chapter 18 Force Majeure
49.	Force majeure event means any event which takes place after the Contract is executed and cannot be foreseen at the time of executing the Contract and the occurrence and consequence of which cannot be avoided or overcome and hinders the entire or partial performance of any Party or hinders the performance of the Contract, including but not limited to fire, flood, earthquake, typhoon, seaquake, war, terrorist act or other violent acts, accident, strike, pestilence and quarantine restrictions.

50.	If any party hereto fails to perform its entire and partial obligations hereof due to the effect of any force majeure event, such failure to perform shall not be deemed as a breach of contract till the effect of the force majeure event is eliminated. Upon occurrence of a force majeure event, the party claiming for being released from its performance liability due to such force majeure event shall immediately, but not later than fifteen (15) days upon occurrence of such event, notify the other parties in a written form of telegram or fax, informing the nature of the aforementioned force majeure event, date of its occurrence, its expected duration and the hindrance extent of such event for the notifying party in performing the obligations hereof, and shall obtain a legal certificate issued by the notary organ (or other appropriate organ) of the region where the event takes place to evidence the force majeure event.

51.	The Party suffering from the force majeure shall do all the best to reduce the losses caused by force majeure and shall not be released for any loss that could have been avoided by taking action.

Execution Version
Chapter 19 Governing Law
52.	The Contract shall be governed by and interpreted in accordance with the law of China.
Chapter 20 Dispute Settlement
53.	The parties hereto shall endeavor to settle, through amiable negotiation, any dispute arising from or relating to the Contract. Where such settlement fails within sixty (60) days after any party issues a notice to the other parties hereto, such dispute (including the dispute on the validity or existence of the Contract) shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Sub-commission for arbitration according to its prevailing arbitration rules.

54.	The arbitration award shall be final and binding upon the Parties, and may be enforced in accordance with the provisions of the relevant terms.

55.	The arbitration award may be enforced by filing with the juridical court as a court decision, or application may be made to such court for assistance in enforcement of the arbitration award, as the case may be. The arbitration fees shall be borne by the losing party, unless otherwise specified in the arbitration award. Where it is necessary for one party to execute such award by any type of litigation, the defaulting party shall pay all the reasonable expenses and expenditures, including but not limited to the reasonable legal fees, and any additional litigation or execution fees arising from the application of one party to execute the arbitration award.

56.	During the period of dispute settlement, except for the matter in dispute, the parties hereto shall continue to fully perform the Contract.
Chapter 21 Language
57.	The Contract is written in Chinese.

Execution Version
Chapter 22 Effectiveness of Contract and Miscellaneous Matters
58.	The appendices concluded according to the principles specified herein shall be part of the Contract and bear the same legal effect with the other parts of the Contract. The Contract is the final version of the agreement concluded by and between the Parties on the matter of the joint venture and shall substitute all the agreements and documents on the matter previously concluded by and between the Parties through discussion, negotiation and consultation. Where such previous agreements and documents are in conflict with the terms herein, the Contract shall prevail.

59.	If any article hereof becomes invalid or cannot be executed for any reason, the effectiveness and performance of other articles shall not be affected.

60.	The Contract and the appendices hereof shall become effective upon being signed by the Parties or their legal representatives or authorized agents and stamped with their respective official seals or shall become effective as of the date of being approved by the Approval Authority if such approval is required from the Approval Authority according to the law of China.

61.	All notices issued in accordance with the Contract shall be written in Chinese and, unless otherwise specified herein, shall be delivered by hand, by registered mail or by fax, to the following addresses or fax numbers and shall be confirmed by the notified parties by acknowledgement, receipt, fax or other modes:

Pacific Asia Mode Cube Limited

Address: 8/F, Tower B, International Plaza, No.19 Jianguomenwai Avenue, Beijing, China

Attention: Ying Zhu

Tel: 010-58692980

Fax: 010-58692960

Redgate Media AD Co., Ltd.

Address: 8/F, Tower B, International Plaza, No.19 Jianguomenwai Avenue, Beijing, China

Attention: Ying Zhu

Tel: 010-58692980 Fax: 010-58692960

Weidong Zhu

Execution Version
Address: 2/F, Tower 1A, No. 345 Lane, Xinhua Road, Shanghai, China Tel: 13901729948 Fax: 021-52540919

Shanghai Aoxue Advertising Co., Ltd.

Address: Room 303, Unit 4, Building 7, Block 2, Shuanghuayuan Nanli, Chaoyang District, Beijing, China

Tel: 13901201748 Fax: 010-87721723

Any notice made or sent under Article 60:
(1)	In case of delivery by hand and receipt of the acknowledge slip, where it is delivered not later than 17:00 on a Business Day at the place of delivery, it shall be deemed as served with the evidence of written receipt upon delivery to the relevant address; or where it is delivered after 17:00 on a Business Day at the place of delivery or at any time not on a Business Day at the place of delivery, it shall be deemed as served at 09:00 on the next Business Day at the place of delivery; or

(2)	In case of any domestic mail in China sent by prepaid speed post, it shall be deemed as served five (5) Business Days after the date of mailing; or

(3)	In case of being mailed from or to any place outside of China, where it is sent by prepaid international courier service, it shall be deemed as served ten (10) Business Days after the date of mailing; or

(4)	In case of being sent out by fax, it shall be deemed as served upon being sent, with the sending report confirming the successfully sending and oral acknowledgement (the sender shall record it in writing and sign the same) as evidence, but in the event that any notice sent by fax is sent after 17:00 on a Business Day at the place of the receiver or at any time not on a Business Day at such place, it shall be deemed as served at 09:00 of the next Business Day at the place of the receiver.

During the term of the Contract, upon notifying in writing the other parties fifteen (15) days prior to such change, any party shall have the right to change its address, fax number and other relevant information for receiving notices.
62.	The Contract is duly signed on this ___ day of ___ (month), ___ (year) by the authorized representatives of the Parties in Beijing, China.

63.	The Contract is made in ten (10) original copies, bearing the same legal effect, one (1) for each party and the remaining used for completing the procedures for governmental

Execution Version
approvals.
(Execution Page Attached)

Execution Version
(Execution Page)
The Parties have executed this Contract on the date first above written.

Pacific Asia Mode Cube Limited
Signature:
	Name:	BRACK, Peter Bush
	Title:	CEO

Redgate Media AD Co., Ltd.
Name:
	Name:	Yue Jin
	Title:	Legal Representative

Weidong Zhu
Signature:

Shanghai Aoxue Advertising Co., Ltd.
Signature:
	Name:	Chengye Guo
	Title:	Chairman

Execution Version

Appendix IV
Form of Articles of Association

Appendix V
Form of Non-competition Agreement (to be signed by and between the Company and Yun Yang)
Appendix V

Non-Compete Agreement
This Non-Compete Agreement (hereinafter referred to as the “Agreement”) was signed by the following parties on December 19th 2007, in Beijing, China:
(1)	Shanghai Hongmen Advertising Co.,Ltd., a limited liability company organized and existing under the laws of the People’s Republic of China (“PRC”), with its registered address at Building P-1, No. 7523 Beiqing Road, Chonggu County, Qingpu District, Shanghai , PRC (hereinafter referred as “Party A”); and

(2)	Yun Yang, Identity Card No.: 310102197905114444, with a residential address at: C801-802, No.163, Puhuitang Road, Shanghai (hereinafter referred as “Party B”).
(The above signatories shall hereinafter be referred to, jointly, as the “Parties” and, individually, as a “Party”.)
Whereas:
(1)	Party A is a limited liability company that designs, produces, acts as an agent, and publishes both domestic advertisements and advertisements of foreign companies coming to China. Party A also organizes exhibitions, acts as an advertising consultant, and organizes cultural and artistic exchange activities.

(2)	Party B owns a share interest in Party A (or holds the post of Director of Business Development for Party A.

(3)	Party B acknowledges that a breach of the Non-Compete obligations set forth in the Agreement occurring during the period he holds the post of Director of Business Development of Party A (“Term of Employment”) and a specified period of time thereafter will cause substantial harm to Party A.

(4)	In order to protect Party A’s interests, Party B hereby agrees to fulfill the Non-Compete obligations in accordance with the terms and provisions of the Agreement.
Now Therefore, in accordance with the laws, regulations and rules of the PRC currently in effect and as a result of equitable and friendly negotiations, the Parties hereby reach the following agreement:
I. Definitions
Related Party
With respect to the Agreement, a Related Party of any person or entity shall mean: (1) an organization of any type at which such person or entity holds a management position or of which such person or entity is either a director or partner or in which, either individually or in conjunction with a Related Party, such person or entity holds, directly or indirectly, 10% or more actual interest; (2) such person or entity of which 10% or more of its actual interest is directly or indirectly owned by a Related Party; (3) such person or entity of which 10% or more of its actual interest and that of a Related Party is directly or indirectly owned by the same person or entity; (4) any trust or other property in which such person or entity owns a substantial actual interest or for which such person or entity is acting as a trustee (or undertaking a similar duty of trust); and (5) any person who cohabits with such person or is the director or manager of such entity or its parent company or its subsidiary, or any family member or spouse of such director or manager, or any family member of such spouse.
Appendix VI

Competing Business
Competing Business refers to any business which is in competition with Party A, including but not limited to the following activities: (1) developing and manufacturing products which compete with or which are similar to products developed or manufactured by Party A; (2) distributing, trading or selling, through direct sales or using networks or by other means, products that are manufactured in a different location but which compete with or are similar to products distributed, traded or sold by Party A; (3) providing, by any means, services which compete with or which are similar to services provided by Party A (the foregoing products or services include any products or services under development by Party A or products or services in the course of being planned and developed during the period that Party B holds shares in Party A or during his Term of Employment); or (4) possessing any other attributes which compete with Party A.
II. Non-Compete
Non-Compete Period
The Parties hereby agree that, in accordance with the intent of the Agreement, the “Non-Compete Period” shall be the period during which Party B continues to be a Related Party and a period of two (2) years thereafter. “Related Party Relationship” refers to Party B’s related party relationship to Party A arising out of the fact that Party B holds the post of the Direct of Business Department of Party A; “Relationship Period” refers to the ongoing period during which Party B maintains a Related Party Relationship with Party A. The Relationship Period shall be the longer of Party B’s period of shareholding and the Term of Employment (if applicable).
Non-Compete Territory
The Parties hereby agree that, in accordance with the intent of the Agreement, the “Non-Compete Territory” shall refer to the entire world including, but not limited to, the British Virgin Islands, the British Cayman Islands, the People’s Republic of China (including the Special Administrative Region of Hong Kong, the Special Administrative Region of Macau, and the territory of Taiwan, hereinafter referred as “China”), and any other countries and territories in the world where Party A is currently developing or may develop business in the future.
Non-Compete Obligations
Without the prior written approval of Party A, Party B warrants that, within the Non-Compete Period and the Non-Compete Territory, he shall not individually or in conjunction with a Related Party:
(1)	Engage in any conduct that will harm the interests of Party A (with respect to the intent of Clause 2.3, “Party A” shall be interpreted as including Party A and Party A’s subsidiary(ies), parent company(ies) or Related Party(ies)), or infringe on the legal rights of Party A; or

(2)	Incite, induce, encourage, or facilitate by other means, any employee of Party A to terminate the employment relationship with Party A, with the exception of actions undertaken by Party B with Party A’s written approval in the course of the performance of Party B’s duties within the Relationship Period.

(3)	Incite, induce, encourage or facilitate by other means any supplier, contractor or client of Party A (including, but not limited, to any golf operating and management companies, advertising firms, or advertisers) to terminate its cooperative relationship with Party A, or engage in any conduct which may have a negative effect on the cooperative relationship between Party A and such supplier, contractor or client.
Appendix VII

(4)	Directly or indirectly, whether on Party B’s own behalf or acting as a representative or employee of another person or organization, provide any consulting services or other type of service that will assist others to engage in a Competing Business.

(5)	Individually or in conjunction with others, by any means (including, but not limited to, via investment, merger/acquisition, joint operation, joint venture; cooperation, partnership; subcontracting arrangement, leasing arrangement or share purchase) directly or indirectly engage in or participate in any business or activity which competes or may constitute competition with businesses currently being undertaken or to be undertaken by Party A.
III. Applicable Law and Dispute Resolution
Applicable Law
The Agreement shall be governed by the laws of the PRC and interpreted in accordance therewith.
Dispute Resolution
(1)	The Parties shall use their best efforts to resolve any disputes arising out of or in relation to the Agreement through friendly negotiations. If a dispute is unable to be resolved by negotiations within sixty (60) days of any Party issuing a notice to the other Party of the existence of such dispute, then such dispute (including disputes related to the validity or existence of the Agreement) shall be submitted to the Beijing Sub-Commission of the China International Economic and Trade Arbitration Commission and be arbitrated in accordance with the arbitration regulations of such Sub-Commission in effect at the time of arbitration.

(2)	The arbitral award shall be final and equally binding on the Parties and may be compulsorily enforced in accordance with the stipulations of the relevant terms and conditions thereof.

(3)	The arbitration fees shall be borne by the losing party, unless otherwise specified by the arbitral award. If it is necessary for a Party to enforce the arbitral award by means of litigation, the breaching party shall pay all reasonable fees and expenses including, but not limited to, reasonable legal fees and any additional litigation or enforcement fees arising out of a Party’s application for the enforcement of the arbitral award.

(4)	During the period of dispute resolution, with the exception of the matters in dispute, the Parties shall continue to fulfill the Agreement in its entirety.
IV. Remedies for Breach of Contract
4.1	The Parties agree that if Party B breaches the Non-Compete obligations stipulated by Clause II of the Agreement, he shall bear liability for such breach. All benefits and proceeds acquired as a result of the breach of such Non-Compete obligations (such as work product resulting from engaging in competition with Party A) shall become the property of Party A. Furthermore, Party B shall compensate Party A for actual losses incurred by Party A as a result of such breach. Party A shall also have the right to request that Party B immediately terminate any activity related to the Competing Business.

4.2	Party B acknowledges that the compensation for the losses described in Clause 4.1 above will not constitute sufficient remedy for a breach of contract. Party B agrees that if the breach of the Agreement by Party B results in any payments, liabilities or losses suffered on the part of Party A (including but not limited to loss of profits by Party A), Party B shall compensate Party A such payments, liabilities or losses (including but not limited to interest and legal fees paid or lost as a result of the breach).
Appendix VIII

4.3	Party B agrees that, upon breach of the Agreement by Party B, he shall immediately resign from all posts held with Party A (if any) and waive any claims against Party A which may arise from such resignation.
V. Effective Date and Term of Contract
The Agreement shall be effective upon the signing thereof by the Parties and shall remain valid until the expiration of the Non-Compete Period stipulated by Clause 2.1 of the Agreement. However, termination of the Agreement shall not affect the rights of a non-breaching party to pursue a breaching party for breach of contract in accordance with the Agreement.
VI. Other
6.1	Entire Agreement: The Agreement and its Appendices and Attachments (if any) are the sole documents which completely and accurately describe the intentions of the Parties and constitute the entire agreement between the Parties with respect to the matters set forth herein. No prior statements, guarantees or agreements exist in relation to the Agreement. Unless agreed in writing by both Parties, amendments, additions and deletions to the terms and conditions of the Agreement shall not be binding on either Party.

6.2	Waiver: Any waiver of the breach of contract or fault under the Agreement is not to be taken as waiver of any other breach of contract or fault, regardless of whether they are of a similar nature. Any single or partial exercise of any right shall not exclude any other future exercise of such right. Notwithstanding the foregoing, such waiver shall be valid only upon issuance of a written document signed by an authorized signatory of the waiving Party and whose contents indicate that it was issued as a result of circumstances necessitating a waiver.

6.3	Severability: In the event that any term or condition of the Agreement is determined to be invalid (for whatever reason), unless the invalidity of such term or condition has an actual effect on the continued fulfillment of the contract as a whole, such invalidity shall not affect the other terms and conditions of the Agreement and such invalid term or condition shall be deemed to be deleted from the Agreement. After negotiations, the Parties may sign a supplemental agreement to make arrangements regarding related matters.

6.4	Third Party Interests: The Agreement shall be binding on and shall inure to the benefit of the Parties, their respective heirs, and those assignees approved by both Parties. Nothing in the Agreement may be deemed to explicitly or implicitly grant any right, relief or obligation to any other person or entity with the exception of the Parties, their respective heirs and approved assignees.

6.5	Notice: All notices, claims, requests, acknowledgements or other correspondence shall be made in writing, and the issuing party may personally, or through courier or registered mail, deliver the same to the address of the receiving party set forth below (or a different address as notified in writing by a Party). The time of delivery for all notices, claims, requests, acknowledgements or other correspondence in relation to the Agreement shall be deemed to be as follows: (1) in the event of a personal delivery, the actual time of delivery; (2) in the event of courier, after the third (3rd) day from the date of submission to the courier (if delivery occurs within three (3) days, then the actual date of delivery shall be binding) ; (3) in the event of registered mail (or mail posted overseas by air mail), after the fifth (5th) day from the date of posting (if delivery occurs within five (5) days, then the actual date of delivery shall be binding).
   To:                      Shanghai Hongmen Advertising Co.,Ltd.
                                     Address: 2F, Building 1A, No.345 Xinhua Road,Shanghai
Appendix IX

Attention: Yun Yang
Telephone: 021-62810161
Fax: 021-52540919
To:                      [Party B]       Yun Yang
                                     Address: 2F, Building 1A, No.345 Xinhua Road,Shanghai
Telephone: 13901729948
Fax: 021-52540919
6.6	Headings: The headings of all clauses in the Agreement are for reference only and shall not be utilized in the interpretation of the Agreement or affect the meaning of the Agreement.

6.7	Disclosure: Unless otherwise stipulated by laws and regulations, neither Party nor its agent shall issue any public statements with respect to the Agreement or any other documents or subsequent documents signed in respect to the matters herein without the prior written consent of the other Party (such consent not to be unreasonably withheld).

6.8	Language: The Agreement is executed in Chinese.

6.9	Counterparts: The Agreement is executed in two (2) counterparts, one counterpart for each Party.
(This page is intentionally left blank, the signature page is attached at the end)
Appendix X

(Non-Compete Agreement Signature Page, no other contents on this page.)
The Parties have noted the date of signature of the Agreement at the beginning of the document.
Party A:	Shanghai Hongmen Advertising Co.,Ltd.

Legal Representative: (Signed and Sealed) ___________________ Weidong Zhu

Party B:	Yun Yang

(Signature)
Non-compete Agreement Signature Page
Appendix XI

Appendix VI
Form of Non-competition Agreement (to be signed by and among the Investors, the Company and Weidong Zhu)
Appendix VI

Execution Version
Non-Competition Agreement
The Non-Competition Agreement (hereinafter referred to as “Agreement”) is made and entered into on December 19, 2007 in Beijing, China by and among the following parties:
(1)	Shanghai Hongmen Advertising Co., Ltd., a limited liability company incorporated and existing under the laws of China, with its registered address at P-1 Building, No. 7523 Beiqing Highway, Chonggu Town, Qingpu District, Shanghai, China (hereinafter referred to as “Hongmen” or “Company”);

(2)	Pacific Asia Mode Cube Limited, a limited liability company incorporated and existing under the laws of Hong Kong, with its registered address at Room 2703, 27/F, The Centrium, 60 Wyndham Street, Central, Hong Kong, China (hereinafter referred to as “PAMC”);

(3)	Redgate Media AD Co., Ltd., a limited liability company incorporated and existing under the laws of China, with theist registered address at Room. 1807, 15/F, South Building, Tower B, Jianwai SOHO, 39 East 3rd Ring Road Central, Chaoyang District, Beijing, China (“Redgate”, hereinafter collectively referred to as “Investor” jointly with PAMC);
(Hongmen, Redgate and PAMC are hereinafter collectively referred to as Party A)
(4)	Weidong Zhu, with the ID Card number of 310110197006105018, domicile: C801-802, No. 163, Puhuitang Road, Shanghai, China (hereinafter referred to as “Party B”);
(The aforesaid parties are hereinafter collectively referred to as the “Parties”, and individually referred to as a “Party”.)
Whereas,
(1)	Hongmen is a limited liability company engaging in design, production, release and agency of various advertisements, image production and enterprise image planning;

(2)	The Parties conducted a series of transactions including equity transfer and capital increase (“Equity Transfer and Capital Increase Transaction”) with relevant parties in December, 2007;

(3)	Party B holds 60.58% of Hongmen’s equity interest on the date of the Agreement. After completion of Equity Transfer and Capital Increase Transaction, the Investor holds 60% and Party B holds 25% of Hongmen’s equity interest;

(4)	Party B is aware that its violation of the non-competition obligation hereunder during the period when it holds the Company’s equity interest (hereinafter referred to as the “Equity Interest Holding Period”) and within a certain period after expiration of the aforesaid Equity Interest Holding Period will result in material damage to Party A’s interests;

(5)	Party B agrees to perform the non-competition obligation according to the Agreement in order to protect Party A’s interests.
Appendix VII

Now, therefore, the Parties agree as follows through equal and amiable negotiation and in accordance with existing applicable laws, regulations and rules of the People’s Republic of China (hereinafter referred to as “China”; unless otherwise stipulated herein, it excludes Hong Kong SAR, Macao SAR and Taiwan Region).
I.	Definitions

1.1	Related Party

For the purpose of the Agreement, Related Party of any individual or entity includes (1)any kind of organization in which such individual or entity acts as management personnel, director or is a partner or owns 10% or more of the actual interests held independently or jointly with the Related Party, whether directly or indirectly; (2) 10% or more of the actual interests of such individual or entity is held directly or indirectly by the Related Party; (3) 10% or more of the actual interests of such individual or entity and the Related Party is held by the same person or entity directly or indirectly; (4) any trust or other properties in which the individual or entity owns material actual interests or acts as a trustee (or other similar position); and (5) the person who lives with the individual, or acts as the director or management personnel of such entity or its parent company or subsidiary, or any relative or spouse of such director or management personnel, or any of the spouse’s relative.

1.2	Competitive Business

Competitive Business refers to any business competitive with Party A, including, but not limited to, any activity as follows: 1) development and production of any product which is competitive or similar to that being developed or produced by Party A; 2) sale, by means of direct sale or distribution via network, transaction or otherwise sale, of the products produced by a third person which are competitive or similar to those distributed, transacted or sold by Party A; 3) provision in any way of the services which are competitive or similar to those provided by Party A; the aforesaid products or services include any product or service which is being developed by Party A or which is being planned or developed during the period when Party B holds the equity interest; or 4) other characteristics competitive with Party A.

II.	Non-Competition

2.1	Non-Competition Period

The Parties agree that, for the purpose of the Agreement, “Non-Competition Period” means the related period and three (3) years thereafter; “Related Relationship” means the relations between Party B and the Company due to Aoxue’s holding of the Company’s equity interest; and “Related Period” means the duration of the relationship between Party B and the Company.

2.2	Non-Competition Scope

The Parties hereby agree that, for the purpose of the Agreement, “Non-Competition Scope” means all over the world, including, but not limited to, Virgin Islands (British), CAY Cayman Islands, the People’s Republic of China (including Hong Kong SAR, Macao SAR and Taiwan Region; hereinafter referred to as “China”) and any other country and region where Party A is developing or will develop businesses.
Appendix VIII

2.3	Non-Competition Obligation

Without Party A’s prior written consent, Party B warrants that, within the non-competition period and to the extent of non-competition scope and businesses, it will not, nor via its Related Parties:

1)	conduct any activity damaging Party A’s interests or infringe Party A’s legitimate interests (for the purpose of this Article, “Party A” in Article 2.3 hereof shall be deemed as including Party A and its subsidiaries, parent companies or any Related Party); or

2)	incite, entice, instigate or otherwise procure any of Party A’s employees to terminate the employment relationship with Party A, other than the activities conducted by Party B with Party A’s written consent during the relevant period for performance of its duties;

3)	incite, entice, instigate or otherwise procure any of Party A’s cooperators, suppliers, contractors or clients (including, but not limited to, Shanghai Health Pest Control Company, mosquito-control light box producer, advertising companies and advertising operation releaser) to terminate the cooperation relationship with Party A, or conduct any activity which may create an adverse effect upon the cooperation relationships between Party A and such partners, suppliers, contractors or clients;

4)	provide any consulting service or other assistance to other persons directly or indirectly in its own name or as the representative or employee of other individuals or organizations, to assist with other persons in conducting competitive businesses;

5)	engage in or take part in, directly or indirectly, any business or activity in any way (including but not limited to investment, merger, affiliation, joint venture, cooperation, contracting or leasing management or equity participation) which is or may be competitive with any of Party A’s existing or future businesses, whether independently or jointly with others.

2.4	Non-Competition Compensations

Whereas, Hongmen’s core business is the project to set up 1500 to 2000 mosquito-control light boxes in universities, colleges and communities of Shanghai, which was started up by the Company in 2004 and will be completed in two stages, prior to June 2006 and prior to another date approved by relevant government authorities (“Mosquito-Control Light Box Project”). Party B undertakes to the Investor that Party B will do its utmost to assist with the Company in completing the Mosquito-Control Light Box Project prior to August 31, 2008 (“Target Period”) (currently, about 1200 boxes have not been set up), but in no case later than December 31, 2008 (“Deadline”). In order to encourage Party B to help the Company actively complete the Mosquito-Control Light Box Project and in consideration of Party B’s performance of the non-competition obligation under the Agreement, Party A agrees that PAMC will pay RMB two hundred and fifty thousand (RMB250,000) to Party B as the non-competition compensations for completion of each 20% of the Mosquito-Control Light Box Project (240 lamp boxes), of which the payment method may be decided by PAMC at its discretion.

III.	Governing Law and Dispute Resolution

3.1	Governing Law

The Agreement shall be governed by and construed in accordance with the laws of China.
Appendix IX

3.2	Dispute Resolution

1)	Any dispute arising from or relating to the Agreement shall be resolved through amiable negotiation between the Parties. Where a certain dispute cannot be resolved through negotiation within sixty (60) days after one party sends a notice to the other parties, such dispute (including disputes about the validity or existence of the Agreement) shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Sub-commission for arbitration according to its arbitration rules in force then.

2)	The arbitral award shall be final and binding upon the Parties and may be enforced in accordance with pertinent clauses.

3)	Unless otherwise ruled, arbitration fee shall be for the account of the losing party. Where one party has to enforce an arbitral award by virtue of any kind of lawsuit, the breaching party shall be responsible for all reasonable costs and expenses incurred therefrom, including, but not limited to, reasonable attorney fee and the costs and expenses of any additional lawsuit or enforcement incurred by the other as a result of application for enforcement of such arbitral award.

4)	During the period of dispute resolution, the Parties shall continue to perform the Agreement in all aspects other than the matters in dispute.

IV.	Remedies for Breach of Contract

4.1	The Parties agree that Party B shall assume the liability for breach of contract if Party B violates the non-competition obligation as specified in Article 2 hereof, all incomes obtained from violation of such obligation (such as engagement in the work competitive with Party A) shall vest in Party A, and Party B shall compensate Party A for all actual losses arising therefrom. In addition, Party A shall be entitled to require Party B to immediately cease conducting any activity relating to competitive business.

4.2	Party B acknowledges that liquidated damages as mentioned in Article 4.1 above shall not constitute sufficient remedy for its breach of contract. Party B agrees that Party B shall compensate Party A for all expenses, liabilities or losses (including, but not limited to, interest and attorney fee paid or incurred as a result of breach of contract) to Party A if any expenses, liabilities or losses (including but not limited to Party A’s loss of profit) are incurred by Party A due to Party B’s breach of the Agreement.

4.3	Party B agrees that Party B shall resign its position (if any) in Party A immediately and waive any potential claim for compensation against Party A due to such resignation if Party B breaches the Agreement.

V.	Effectiveness and Term

The Agreement shall become effective as of the date of execution by the Parties and remain effective the non-competition period as mentioned in Article 2.1 hereof expires. However, Earlier termination of the Agreement shall not prejudice the right of the non-breaching party to claim against the breaching party according to the Agreement.
Appendix X

VI.	Miscellaneous

6.1	Entire Agreement: the Agreement, as well as its schedules and appendices (if any), shall be the sole and final document which specifies the Parties’ intentions completely and accurately, and constitute the entire agreement between the Parties concerning the subject matter of the Agreement. There are not prior representations, warranties or agreements concerning the Agreement. Without the written consent of the Parties, no modification to, addition or deletion of the terms and conditions of the Agreement shall be binding upon the Parties.

6.2	Waiver: any waiver of any default or negligence hereunder shall not represent the waiver of any other default or negligence, no matter whether the natures are similar. Any single or partial exercise of any right hereunder shall not exclude future exercise of such right. Such waiver may be valid only when the written document bearing the signature of the authorized representative of the waiving party has been sent and such document shall be deemed as a waiver decision in the literal meaning.

6.3	Severability: where any of the terms or clauses of the Agreement is held invalid for any reason whatsoever, the invalidity shall not affect the remaining terms and clauses of the Agreement unless it has affected materially the continual performance of the whole Agreement, and such invalid term or clause shall be deemed as deleted from the Agreement. The Parties may negotiate to enter into a supplementary agreement to specify relevant issues.

6.4	A Third-Party Interests: the Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and the assigns permitted by the Parities. No content of the Agreement may be deemed as granting expressly or impliedly any right, remedy or obligation to any individual or entity other than the Parties and their respective successors and the assigns permitted by the Parties.

6.5	Notice: all notices, demands, requests, acknowledges or other communications in connection with the Agreement must be made in writing and delivered to each party’s address as follows (or any other address notified in writing by such party) in person, by carrier or registered letter with receipt. A notice, demand, request, acknowledge or any other communication in connection with the Agreement shall be deemed as served: 1) upon delivery in case of delivery in person; 2) three (3) days after delivery to the carrier in case of delivery by carrier; if it is served within three (3) days, the actual service date shall apply; 3) five (5) days after mailing in case of delivery by registered letter (or airmail letter sent abroad); if it is served within five (5) days, the actual service date shall apply.
To: Shanghai Hongmen Advertising Co., Ltd.
Add.: 2/F, Tower 1A, No. 345 Lane, Xinhua Road, Shanghai, China
Attn.: Yun Yang
Tel: 021-62810161
Fax: 021-52540919
Appendix XI

To: Pacific Asia Mode Cube Limited
Add.: 8/F, Tower B, International Plaza, No.19 Jianguomenwai Avenue, Beijing, China
Attn.: Ying Zhu
Tel: 010-58692980
Fax: 010-58692960
To: Redgate Media AD Co., Ltd.
Add.: 8/F, Tower B, International Plaza, No.19 Jianguomenwai Avenue, Chaoyang, Beijing, China
Attn.: Ying Zhu
Tel: 010-58692980
Fax: 010-58692960
To: Weidong Zhu
Add.: 2/F, Tower 1A, No. 345 Lane, Xinhua Road, Shanghai, China
Tel: 13901729948
Fax: 021-52540919
6.6	Headings: The headings of all the articles of the Agreement are inserted only for reference and may not be deemed as interpretation of the Agreement or affect the meanings of the Agreement in any way.

6.7	Publicity: unless otherwise provided to the contrary in laws and regulations, no party or its agent may make any public statement concerning the Agreement, or any other document or subsequent document concerning the matters of the Agreement, without the prior written consent of the other parties (such content may not be withheld without any justified reason).

6.8	Language: the Agreement shall be written in Chinese.

6.9	Counterparts: the Agreement shall be made in four (4) copies, one for each party.
Appendix XII

(Execution Page Attached)
Shanghai Hongmen Advertising Co., Ltd.
Signature:
Pacific Asia Mode Cube Limited
Signature:
Redgate Media AD Co., Ltd.
Signature:
Weidong Zhu
Signature:
Appendix XIII

Execution Version
Appendix VII
Form of Confidentiality Agreement and Non-competition Agreement (to be signed by and among the
Investors, the Company and Chengye Guo and the Nominee)
A.	Form of Confidentiality Agreement;

B.	Form of Non-competition Agreement;

Execution Version

Articles of Association

Of
Shanghai Hongmen Advertising Co., Ltd.

Articles of Association
of
Shanghai Hongmen Advertising Co., Ltd.
Chapter I Definitions and Interpretations
Article 1 Definitions
The following words used in the Articles of Association shall have the meanings as follows:
“Board of Directors”	refers to the board of directors of the Company;

“Company”	refers to Shanghai Hongmen Advertising Co., Ltd., a Sino-foreign equity joint enterprise established in Shanghai, China;

“Related Party”	refers to, in respect of any party hereto, any company, partnership or other entity which controls, is controlled by or is under the common control with, that party directly or indirectly; if such party is a natural person, Related Party refers to his/her spouse or relatives. (For the purpose of this definition, the word “Control” means having the control right over that party by direct or indirect ownership of the voting equity interest of that party, or, by means of agreement or other arrangement);

“Examining and Approving Authority”	refers to the Ministry of Commerce of the People’s Republic of China or the government authority authorized by the Ministry to approve the Articles of Association;

“Completion of Capital Increase”	has the meaning as defined in the Capital Increase Agreement;

“Capital Increase Agreement”	refers to an agreement made on the ___ day of ___ by and among the parties with Shanghai Hongmen Advertising Co., Ltd. with respect to Party D’s additional investment on the Company;

“Intellectual Property”	includes patents, patent applications, utility models, trademarks, service marks, registered designs, unregistered design rights, copyrights, technical drawings, trade names, database rights, domain names, brands, computer software programs and systems, know-how, inventions, creations, confidential information and other industrial or commercial intellectual property (whether they are registered or not, or whether they can be registered or not), and all application documents concerning the aforesaid application registrations or protections;

“China”	refers to the People’s Republic of China (for the purpose of the Articles of Association, excluding Hong Kong SAR and Macao SAR and Taiwan Region).
Article 2 Headings and References
The headings of the clauses of the Articles of Association are inserted only for reference and may not affect the interpretation of the Articles of Association.
Any reference to Chinese laws shall include any laws, regulations, rules and normative documents promulgated by the competent central and local authorities of China. Any reference to laws shall include their respective amendments. Any reference to the Articles of Association or any contract shall include amended, modified or altered versions.
Chapter II General Provisions
Article 3 The Articles of Association of Shanghai Hongmen Advertising Co., Ltd. (hereinafter referred to as “Company”) is hereby formulated in accordance with the Company Law of the People’s Republic of China, the Law of the People’s Republic of China on Chinese-Foreign Joint Venture, the Implementing Rules on the Law of the People’s Republic of China on Chinese-Foreign Joint Venture and other pertinent laws and regulations of the People’s Republic of China, as well as the Capital Increase Agreement (hereinafter referred to as “Capital Increase Agreement”) and the Joint Venture Contract (hereinafter referred to as “Joint Venture Contract”) signed on _____ by and among the shareholders of the Company in connection with the establishment of the Company.
Article 4 Name of the Company:
     English name: Shanghai Hongmen Advertising Co., Ltd.

Article 5 Legal address of the Company: P-1 Building, No. 7523 Beiqing Highway, Zhonggu Town, Qingpu District, Shanghai, China.
Shareholders of the Company:

(1) Party A (domestic shareholder)

Redgate Media AD Co., Ltd.

Legal address: Rm. 1807, 15/F, Tower B, Jianwai SOHO, 39 East 3rd Ring Road Central, Chaoyang District, Beijing, China

Legal representative: Yue Jin

Title: Chairman

Tel: 010-58692980

(2) Party B (domestic shareholder)

Weidong Zhu

Nationality: China

ID Card No.: 310110197006105018;

Domicile: C801-802, 163 Puhuitang Road, Shanghai

(3) Party C (domestic shareholder)

Shanghai Aoxue Advertising Media Co., Ltd.

Legal address: Tower G, 10 Jinwen Road, Zhuqiao Town, Nanhui District, Shanghai

Legal representative: Chengye Guo

Title: Chairman

Tel: 13901201748

(4) Party D (foreign shareholder)

Pacific Asia Mode Cube Limited

Place of registration: Hong Kong

Legal address: Room 2703, 27/F, The Centrium, 60 Wyndham Street, Central, Hong Kong, China

Legal representative: BRACK, Peter Bush;

Title: CEO

Tel: (852) 81068255
(In the Articles of Association, Party A and Party D are hereinafter collectively referred to as the “Investors”, and Party B and Party C are hereinafter collectively referred to as “Original

Shareholders”; Party A, Party B, Party C and Party D are hereinafter collectively referred to as the “Parties” and individually referred to as a “Party”.)
Article 6 The Company is a limited liability company of Sino-foreign equity joint venture.
Article 7 The Company with the status of a Chinese legal person is governed and protected by Chinese laws. All activities of the Company shall comply with laws, decrees and pertinent regulations of China.
Chapter III Purpose and Business Scope
Article 8 Purpose of the Company: to strengthen economic cooperation and ensure that all Investors may obtain satisfactory economic and social interests with absorption of foreign investments, by means of advanced scientific management methods, advertising production and publicity means and high-quality services and by utilization of good investment environments and preferential policies of Shanghai.
Article 9 Business scope: design, production, release and agency of various advertisings, image-texts, and enterprise image schemes.
Article 10 The Company shall, according to the market situation, demands for business development and its own capability of operation, timely adjust investment directions and business scope, report to the relevant competent authority for approval and complete necessary procedures for alteration registration.
Chapter IV Total Investment and Registered Capital
Article 11 The total investment of the Company is RMB eleven million two hundred and fifteen thousand six hundred and sixty-two (RMB 11,215,662).
Article 12 Registered capital of the Company is RMB seven million eight hundred and fifty thousand nine hundred and sixty-four (RMB 7,850,964).
The original registered capital of the Company was RMB six million and four hundred and ten thousand (RMB 6,410,000) prior to capital increase according to the Capital Increase Agreement. The original entity structure of the Company is detailed in the following table:

	Original Capital	Original Capital
	Contribution Amount	Contribution
Shareholder’ Title	(RMB)	Proportion (%)
Party A	3,269,615	51.01%
Party B	1,962,741	30.62%
Party C	1,177,644	18.37%
Total	6,410,000	100%
The original registered capital has been paid up.
According to the Capital Increase Agreement, Party D shall subscribe for the increased registered capital of the Company at a premium price in US dollar equivalent to RMB fifteen million (RMB 15,000,000) (hereinafter referred to as “Capital Increase Amount”), totally RMB one million four hundred and forty thousand nine thousand sixty-four (RMB 1,440,964), accounting for 18.354% of the registered capital of the Company. The amount paid actually by Party D at the time of subscription for the increased capital shall be included into the Company’s capital reserve, with the exception of the amount in the registered capital. Whereas, Party D subscribes for the increased capital in US dollar, the exchange rate of US dollar against RMB shall be the mean price of basic rate published by the People’s Bank of China on the day when Party D pays the Capital Increase Amount it subscribes for.
Each party’s amount of capital contribution and equity proportion after completion of capital increase shall be as follows:

	Capital Contribution	Capital Contribution
Shareholder’s Name	Amount (RMB)	Proportion (%)
Party A	3,269,615	41.646%
Party B	1,962,741	25.000%
Party C	1,177,644	15.000%
Party D	1,440,964	18.354%
Total	7,850,964	100.000%
Article 13 Increase, reduction and transfer of registered capital
(5)	The increase and reduction of the Company’s registered capital shall be decided unanimously by the Board of Directors and submitted to the Examining and Approving Authority for approval. In addition, the Company shall go through the procedures for alteration registration with the original registration authority. In the case of capital increase, the Investors shall have the preemption right to subscribe for all or part of the Capital Increase Amount under identical conditions, and the subscription proportion may be decided through negotiation. Where the Investors exercises the aforesaid preemption right or fails to exercise such right, the Original Shareholders may have the priority in subscribing for the remaining capital increase amount according to their respective equity proportions. Furthermore, in case of changes in each party’s equity proportion in the Company, the Parties shall negotiate in good faith as soon as possible on adjustment of and amendment to such terms of the Articles of Association as appointment of the directors and the chairman and the recommendation power of senior officers, in order to reflect fairly the new equity structure.

(6)	Unless otherwise stipulated in laws and regulations, with the approval of the Examining and Approving Authority, capital contributions may be transferred among shareholders or between the Investors and a third person at their own discretion, and the Original Shareholders must agree to such transfer and cooperate in executing necessary legal documents to validate such transfer. Without the approval of the Board of Directors, the Original Shareholders may not transfer, assign, mortgage or dispose of any equity interest in the Company registered in their own names within thirty-six (36) months after completion of capital increase.

(7)	Without prejudice to Paragraph (2) of this Article and relevant provisions of the Capital Increase Agreement, if one party (“Transferor”) intends to sell or transfer all or part of its capital contribution to a third person, the Transferor shall send a written notice to other parties and the Company (hereinafter referred to as “Transfer Notice”), indicating (i) its intention of transfer; (ii) the amount of capital contribution to be transferred; (iii) the proposed price; (iv) the status of the proposed transferee; and (v) other terms and conditions concerning the transfer. The other parties shall have the preemption right over all rights and interests in the capital contributions to be transferred in proportion to their capital contributions. The other parties shall make a written reply within thirty (30) days after receiving the Transfer Notice, agreeing to the transfer or proposing the preemption of the capital contribution to be transferred. In case of no reply exceeding the specified period, the other parties shall be deemed as agreeing to the transfer. The shareholders disagreeing on the transfer shall purchase the capital contribution to be transferred; otherwise, they shall be deemed as agreeing to the transfer.
Chapter V Board of Directors

Article 14 The Company has the Board of Directors, which is the top organ of the Company and may decide on all major issues of the Company. The day when the Company is registered as a Sino-foreign enterprise shall be the establishment date of the Board of Directors.
Article 15 The Board of Directors comprises five (5) directors, three (3) of whom shall be appointed by the Investors and two (2) by the Original Shareholders.
The chairman shall be one of the directors appointed by the Investors, and the vice-chairman shall be one of the directors appointed by the Original Shareholders. The term of office of each director, chairman and vice-chairman shall be four (4) years. Directors, chairman and vice-chairman may, if reappointed, serve consecutive terms. Each party may, with a notice to other parties, change directors appointed by it before expiration of the term of office.
Article 16 Voting on the resolutions of the Board of Directors shall be subject to the system of one voting right for one director. The following issues of the Company may not be resolved until all the directors present at the meetings agree unanimously:
(9)	amendment to the Articles of Association;

(10)	suspension and dissolution of the Company;

(11)	increase or reduction of the Company’s registered capital; and

(12)	merger and division of the Company.
The appointment and dismissal of the initial general manager of the Company must be decided with the consent of more than four-fifths (inclusive) of all directors.
Resolutions on other issues to be resolved by the Board of Directors in accordance with the law may be decided with the approval of a simple majority of the directors present at the meeting of the board of directors.
Article 17 The chairman shall be the Company’s legal representative. Where the chairman cannot perform his duties for special reasons, he shall authorize the vice-chairman to do so on his behalf.
Article 18 Four (4) directors [including three (3) directors appointed by the Investors] who attend meetings of the board of directors in person or by proxy shall form a quorum.

Where the number of the directors who attend any meeting of the board of directors in person or by proxy is less than the quorum, no resolution may be adopted on any issue at such meeting.
Where a director cannot attend a meeting of the board of directors for special reason, he may entrust his proxy with a written power of attorney to attend the meeting and participate in voting. The proxy shall have the same rights and powers with the director who issues the power of attorney. A director who neither attends in person nor entrusts a proxy to attend a meeting of the board of directors shall be deemed as waiving the voting right at such meeting.
Any meeting of the board of directors may be held by means of conference telephone or other similar communication devices if all the directors present at the meeting can be heard and talk with each other, and all such directors shall be deemed as attending the meeting in person.
The Board of Directors may replace meetings of the board of directors with written resolutions, provided that the resolutions shall be sent to all directors and consented with signatures by the number of the directors as mentioned in Article 16 hereof, in which case, the resolutions shall be deemed as having been adopted.
Article 19 The meeting of the board of directors shall be held once every two (2) months. The chairman shall convene and preside over the meetings of the board of directors. The chairman shall send a written notice (including e-mail and facsimile) to each director at least ten (10) working days in advance, indicating the date, time and place of the meeting and topics to be discussed at the meeting. With respect to a meeting, the requirement for written notices may be waived with consents of all directors.
The chairman shall convene an interim meeting of the board of directors upon the proposal of two (2) or more directors or of the supervisor of the Company
Article 20 The Board of Directors shall keep complete and accurate minutes, which shall be signed by all the directors or the proxies present at the meetings of the board of directors and, after the meetings of the board of directors, served in time on each party and filed by the Company.

Chapter VI Operation Management Organ
Article 21 The Company has the operation management organ, which shall take charge of day-to-day operation and management of the Company.
Article 22 The Company has one general manager, who shall be recommended by the chairman and appointed by the Board of Directors, and one deputy general manager, who shall be recommended by the general manager and appointed by the Board of Directors. The initial general manager is Weidong Zhu. The term of office of the general manager shall be four (4) years. The general manager may, if reappointed by the Board of Directors, serve consecutive terms.
Article 23 The general manager shall implement various resolutions adopted at the meetings of the board of directors and organize and lead day-to-day operation and management of the Company. The general manager shall exercise the following functions and powers:
(9)	to take charge of the production, operation and management of the Company and to organize the implementation of the resolutions of the Board of Directors;

(10)	to organize the implementation of the annual business plans and investment plans of the Company;

(11)	to draw up plans on the establishment of the internal management organs of the Company;

(12)	to draw up the basic management system of the Company;

(13)	to formulate specific rules and regulations of the Company;

(14)	to recommend the appointment or dismissal of the deputy manager(s) and of persons in charge of the financial affairs of the Company;

(15)	to appoint or dismiss management personnel other than those to be appointed or dismissed by the Shareholders’ Meeting and the Board of Directors; and

(16)	to attend the meetings of the Board of Directors as a non-voting participant.
The deputy general manager shall assist with the general manager. The operation management organ may have several department managers, who shall take charge of the work of their respective departments, handle the tasks assigned by the general manager and the deputy general manager, and be responsible to the general manager and the deputy general manager.
Article 24 The general manager shall be responsible directly to the Board of Directors, implement various decisions of the Board of Directors and organize the production, technology and operation management of the Company. The deputy general manager shall assist with the general manager. Where the general manager cannot perform his duties for special reason, he may entrust the deputy general manager or other persons with a written power of attorney to do so on his behalf. The operation management organ may have several department managers, who shall take charge of the work of relevant departments, handle the tasks assigned by the general manager and the deputy general manager, and be responsible to the general manager and the deputy general manager.
Article 25 The general manager and the deputy general manager shall subject themselves to the performance appraisal organized by the Board of Directors. The Board of Directors may decide on the appointment and dismissal of the general manager and the deputy general manager according to actual performance situation of the Company.
Article 26 Notwithstanding other provisions herein, the general manager or the deputy general manager who violates laws, engages in malpractices for selfish ends or has gross negligence may be dismissed at any time with the consent of more than half of all directors, in which case, the Parties shall render cooperation.
Article 27 Without the approval of the Board of Directors, the general manager, the deputy general manager or any other senior officer shall not serve as general manager or other senior officer concurrently in any economic organization or company other than the subsidiaries of the Company.
Article 28 The general manager, the deputy general manager or any other senior officer who applies for resignation shall submit a written report to the Board of Directors thirty (30) days in advance.
Chapter VII Supervisor
Article 29 The Company has one supervisor, who shall be appointed legally by Party D.
Article 30 The term of office of the supervisor shall be three (3) years. The supervisor may, if re-elected upon expiration of his term of office, serve consecutive terms.

Article 31 The supervisor shall exercise the following functions and powers:
(5)	to examine the financial affairs of the Company;

(6)	to supervise the acts of the directors and senior officers during the performance of their duties, and to recommend dismissal of the directors and senior officers who violate laws, administrative regulations or the Articles of Association;

(7)	to demand the directors and senior officers to make corrections if any of their acts is found to have damaged the Company’s interests;

(8)	to bring lawsuits against the directors and senior officers in accordance with the Company Law of the People’s Republic of China.
Article 32 The supervisor may attend the meetings of the Board of Directors as a non-voting participant and inquire about or put forward proposals about the resolutions of the Board of Directors; however, the supervisor may not take part in or disturb the Company’s operation decision or management activities.
Chapter VIII Financial and Accounting Affairs
Article 33 The Company shall establish financial and accounting systems in accordance with Chinese laws and regulations, as well as rules of the finance and tax authorities, and report them to the local finance and tax authorities for record filing.
Article 34 The fiscal year of the Company is from January 1 to December 31 every year.
Article 35 All vouchers, receipts, accounting statements and reports, accounting books shall be written in Chinese.
Article 36 The Company adopts Renminbi (RMB) as its recording currency. The conversion of RMB into other currency shall be made at the exchange rate published by the State Administration of Foreign Exchange Control of the People’s Republic of China on the day of actual occurrence.
Article 37 The Company shall open accounts in RMB and foreign currency with the banks in China which are authorized to accept the RMB and foreign exchange deposits from Sino-foreign joint venture enterprises. If the Company deems it necessary, subject to the approval of the Board of Directors, the Company may open foreign exchange accounts with the financial institutes out of China according to the operation demands and in accordance with pertinent regulations.
Article 38 The Company shall, in accordance with the enterprise accounting system and other pertinent Chinese laws, regulations and rules, prepare documents, accounting books and statements. Annual and monthly reports shall be approved and signed by the general manager and the chief financial officer. Besides the aforesaid statutory statements, the Company shall, at the request of any party, prepare relevant financial data and statements.
Article 39 The Company shall prepare the following reports according to the following provisions and submit such reports to the Parties:
(4)	The Company shall, prior to the 10th day of every month, submit the financial reports of the previous month to the Parties, including balance sheet, cash flow statement, income statement, statement of changes in financial position, descriptions about financial position and other schedules;

(5)	The Company shall, prior to the 10th day of each even month, submit two-month business reports to the Parties or the Board of Directors, including the information on the performance of main contracts, summary of new important contracts, sale and operation of main products (services), etc.; and

(6)	The Company shall, within three (3) months at the end of each fiscal year, complete the preparation of the annual financial report and appoint an accounting firm registered in China which is independent from the Parties to audit accounts and annual financial report, and then issue the audit opinions. The Company shall submit the audited financial report and the audit opinions to the Board of Directors for examination and approval and deliver them to the Parties. The Company shall submit such documents to the finance and tax authorities within the specified period and to the Examining and Approving Authority and the Administration for Industry and Commerce for record filing.
Article 40 Each party may appoint at its own cost a financial person to audit the Company’s operation data, accounts, records, books and other relevant materials on behalf of the party with a fifteen-day notice in writing to the Company; in such case, the Company shall provide cooperation, assistance and convenience. The financial person may look up reasonably the Company’s financial and operation records and shall keep confidential all documents and materials he audits. If it is necessary, the Company may, at the request of one party, appoint an accounting firm registered in China to audit the financial position of the Company, and the costs incurred therefrom shall be for the account of the requesting party.
Article 41 The Company shall adopt the internationally used accrual basis and debit and credit accounting system in its work.
Article 42 The accounting books of the Company shall contain the following contents:
(4)	all amount of income and payment and payment in cash of the Company;

(5)	situations concerning sale and purchase of the materials of the Company;

(6)	situations concerning registered capital and debt of the Company;

(8)	situations concerning payment dates, increase and assignment of the registered capital of the Company.
Article 43 The depreciation period for the fixed assets of the Company shall be decided in accordance with pertinent tax laws.
Article 44 All matters concerning foreign exchange shall be handled in accordance with the Provisional Regulations for Exchange Control of the People’s Republic of China and other pertaining regulations.
Chapter IX Profit Distribution
Article 45 The Company shall pay various taxes and duties in accordance with pertinent Chinese laws and regulations.
The staff and workers of the Company shall pay individual income tax in accordance with the Law of the People’s Republic of China on Individual Income Tax.
Article 46 The Joint Venture Company shall allocate reserve funds, expansion funds and bonuses welfare funds for staff and workers in accordance with the Law of the People’s Republic of China on Chinese-Foreign Equity Joint Venture. The proportion of allocation shall be decided by the Board of Directors every year according to the Company’s operation situation.
Article 47 Whether to distribute or not the profits after tax of the Company (after allocating reserve funds, expansion funds and bonuses welfare funds for staff and workers) shall be decided upon resolution by the Board of Directors. If the Board of Directors resolves on distribution of profits, the profits shall be distributed to the Parties in proportion to the capital contributions as mentioned in Article 12 hereof. In any case, the Original Shareholders shall not obtain the profits until the Investors have obtained the profits receivable. Banking charges in connection with the profits shall be for the account of the Company. The profits to be paid to Party D shall be paid in USD or another currency agreed by Party D.
Article 48 No profit may be distributed until the Company’s losses in the previous fiscal year have been made up. The profits undistributed in the previous fiscal year may be distributed together with those in the current fiscal year.
Chapter X Staff and Workers
Article 49 Where the Company recruits employees within the territory of China, the two parties shall enter into employment contracts in accordance with Chinese laws and regulations. The Contract shall specify such issues as employment, recruitment, dismissal and resignation of the staff and workers of the Company and their salary, welfare, labor insurance, labor protection and other matters. The employment contracts shall, upon execution, be reported to the local labor administration authority for record filing. According to operation demands, the Company may require the staff and workers to enter into the confidentiality agreement and the non-competition agreement so as to further specify the rights and obligations of the Company and its staff and workers.
Article 50 The Company has the right to take disciplinary actions, such as warning, demerit recording and salary decrease against those staff and workers who violate the rules and regulations of the Company and labor disciplines. Those in serious circumstances may be dismissed.
Article 51 The salary treatment of the staff and workers shall be determined by the Board of Directors with reference to pertinent Chinese regulations and in light of the specific situation of the Company. The salary of the staff and workers shall be increased along with the development of production and the improvement of the worker’s ability and technical level.
Article 52 The matters concerning the welfare funds, bonuses, labor protection and labor insurance, etc., shall be stipulated respectively in various rules by the Company so as to ensure that the staff and workers engage in production and work under normal conditions.

Chapter XI Trade Union
Article 53 The staff and workers of the Company have the right to establish a trade union organization and carry out activities in accordance with the provisions of the Trade Union Law of the People’s Republic of China.
Article 54 The trade union in the Company, as the representative of the interests of the staff and workers, has the right to enter into the employment contracts with the Company on behalf of the staff and workers and to supervise the implementation of the employment contracts.
Article 55 The basic task of the trade union is: to protect the legitimate rights and interests of the staff and workers in accordance with the laws and regulations of China, to assist with the Company in arranging and making rational use of welfare funds and bonuses, to protect the democratic rights of the staff and workers, to organize political, professional, scientific and technical studies, to carry out literary, art and sports activities, to educate staff and workers to observe labor discipline, and to make efforts to fulfill the economic tasks of the Company.
Article 56 The persons in charge of the trade union of the Company has the right to attend, as nonvoting participants, important meetings held to discuss issues such as development planning, rewards and punishment, salary system, welfare and insurance of staff and workers, to report the opinions and demands of staff and workers.
Article 57 The trade union shall participate in the mediation of disputes arising between the staff and workers and the Company.
Article 58 The Company shall allot an amount of 2% of all the actual salaries of the staff and workers of the Company as trade union’s funds, which shall be used by the trade union in accordance with the Management Rules for the Trade Union Funds formulated by the All China Federation of Trade Union.
Chapter XII Duration, Termination and Liquidation
Article 59 The duration of the Company is fifty (50) years, starting from the date on which the Business License is issued.
Article 60 An application for the extension of the duration, if any, shall, upon resolution by the Board of Directors, submitted to the Examining and Approving Authority six (6) months prior to the expiry date of the duration. The duration of the Company may not be extended without the approval of the Examining and Approving Authority. The Company shall complete the procedures for alteration registration with the Administration for Industry and Commerce.
Article 61 The Company may be terminated in advance with the unanimous consent of the Board of Directors and the approval of the Examining and Approving Authority if:
(1)	the Company suffers from serious losses and the Board of Directors believes that continual operation will run counter to the Company’s best interests;

(2)	the Company is unable to continue operations due to force majeure which has existed for more than one year (for details, refer to the Joint Venture Contract);

(3)	all Parties agree on prior dissolution of the Company; or

(4)	any other circumstance which may result in prior termination of the Company occurs as provided for in pertinent Chinese laws and regulations.
Article 62 In case of any of the events mentioned in Article 61 hereof, any party may propose the convening of a meeting of the board of directors to discuss prior dissolution of the Company. The chairman shall, within thirty (30) days after receiving the notice from that party, convene a meeting or adopt a written resolution according to Article 16 hereof. The directors appointed by the other parties shall be obliged o attend such meeting or sign the resolution. All Parties shall discuss sufficiently and do their utmost to reach the resolutions acceptable to all parties. The Company shall be liquidated unless otherwise agreed by all Parties.
Article 63 Upon expiration of the duration or prior termination, the Company shall be liquidated in accordance with the Liquidation Measures for Foreign-invested Enterprises and other laws and regulations. The Board of Directors shall work out the liquidation procedures and principles. The liquidation committee shall comprise three (3) members, who shall be decided and appointed by the Board of Directors. Liquidation shall be conducted upon the Company’s properties upon the approval of the Examining and Approving Authority.
Article 64 The tasks of the liquidation committee are: to conduct through check of the property of the Company, its claims and debts; to put forward property evaluation and calculation basis, to work out the balance sheet and the list of property; and to formulate a liquidation plan, which shall be carried out upon the approval of the Board of Directors. The liquidation committee shall implement other duties that may be required by pertinent laws and regulations.
Article 65 During the liquidation period, the liquidation committee shall represent the Company in bringing or defending legal proceedings.
Article 66 Liquidation fee and remunerations of the members of the liquidation committee shall be paid, first of all, out of the existing properties of the Company.
Article 67 The remaining property after payment of liquidation fee, wages, social insurance premiums and legal compensations to its staff and workers and outstanding taxes and repayment of debts of the Company shall be distributed to the Parties in proportion to their respective capital contributions.
Article 68 After completion of the liquidation, the Company shall submit a liquidation report to the Examining and Approving Authority, go through the formalities for canceling its registration with the Administration for Industry and Commerce, hand in its business license, and simultaneously make an announcement to the public.
Article 69 After completion of the liquidation of the Company, its accounting books shall be kept in the custody of the Investors.
Chapter XIII Rules and Regulations
Article 70 The rules and regulations formulated by the Board of Directors of the Company include the following:
(11)	Management regulations, including the functions and powers of all branches and subsidiaries and their working procedures;

(12)	Rules for the staff and workers;

(13)	System of labor and salary;

(14)	System of work attendance record, promotion and awards and penalty for the staff and workers;

(15)	Detailed rules of staff and worker’s welfare;

(16)	Financial system;

(17)	Confidentiality system;

(18)	Contract management system;

(19)	Liquidation procedures upon the dissolution of the Company;

(20)	Other necessary rules and regulations.
Chapter XIV Supplementary Provisions
Article 71 Amendments to the Articles of Association shall be unanimously agreed and decided by the Board of Directors and submitted to Examining and Approving Authority for approval.
Article 72 The Articles of Association shall be written in Chinese.
Article 73 Unless otherwise specially stipulated, all terms used herein shall have the same meanings as those in the Joint Venture Contract.
Article 74 The Articles of Association and its appendixes shall be subject to the approval of the Examining and Approving Authority and take effect as of the date of approval, and the same with the amendments.
Article 75 The Articles of Association shall be signed on _____________in Beijing, China by the authorized representatives of the Parties.
(no context below)

(Execution Page)
All parties hereby have the Articles of Association signed.

Pacific Asia Mode Cube Limited
Signature:
	Name:	BRACK, Peter Bush
	Title:	CEO

Redgate Media AD Co., Ltd.
Signature:
	Name:	Yue Jin
	Title:	legal representative

Weidong Zhu
Signature:

Shanghai Aoxue Advertising Media Co., Ltd.
Signature:
	Name:	Chengye Guo
	Title:	Chairman

Execution Version
Non-Competition Agreement
The Non-Competition Agreement (hereinafter referred to as “Agreement”) is made and entered into on December 19, 2007 in Beijing, China by and among the following parties:

(5)	Shanghai Hongmen Advertising Co., Ltd., a limited liability company incorporated and existing under the laws of China, with its registered address at P-1 Building, No. 7523 Beiqing Highway, Chonggu Town, Qingpu District, Shanghai, China (hereinafter referred to as “Hongmen” or “Company”);

(6)	Pacific Asia Mode Cube Limited, a limited liability company incorporated and existing under the laws of Hong Kong, with its registered address at Room 2703, 27/F, The Centrium, 60 Wyndham Street, Central, Hong Kong, China (hereinafter referred to as “PAMC”);

(7)	Redgate Media AD Co., Ltd., a limited liability company incorporated and existing under the laws of China, with its registered address at Room. 1807, 15/F, South Building, Tower B, Jianwai SOHO, 39 East 3rd Ring Road Central, Chaoyang District, Beijing, China (“Redgate”, hereinafter collectively referred to as “Investor” jointly with PAMC);

(Hongmen, Redgate and PAMC are hereinafter collectively referred to as Party A)

(8)	Chengye Guo, with the ID Card number of 110102195603230419, domicile: Room 303, Unit 4, Building 7, Block 2, Shuanghuayuan Nanli, Chaoyang District, Beijing, China

(9)	Shanghai Aoxue Advertising Co., Ltd., a limited liability company incorporated and existing in China with the registered address at Tower G, No. 10 Jinwen Road, Zhuqiao Town, Nanhui District, Shanghai, China (“Aoxue”);

(Chengye Guo and Aoxue are hereinafter collectively referred to as “Party B”)

(The aforesaid parties are hereinafter collectively referred to as the “Parties”, and individually referred to as a “Party”.)
Whereas,
(6)	Hongmen is a limited liability company engaging in design, production, release and agency of various advertisements, image production and enterprise image planning;

(7)	The Parties conducted a series of transactions including equity transfer and capital increase (“Equity Transfer and Capital Increase Transaction”) with relevant parties in December, 2007;

(8)	After completion of the said transaction, the Investor has become a shareholder holding 60% of the Company’s equity interest and Chengye Guo holds 15% of the Company’s equity interest via Aoxue;

(9)	Chengye Guo is the chairman of Aoxue;

(10)	Party B is aware that its violation of the non-competition obligation hereunder during the period when Aoxue holds the Company’s equity interest (hereinafter referred to as the “Equity Interest Holding Period”) and within a certain period after expiration of the aforesaid Equity Interest Holding Period will result in material damage to Party A’s interests;

(11)	Party B agrees to perform the non-performance obligation according to the Agreement in order to protect Party A’s Interests.
Now, therefore, the Parties agree as follows through equal and amiable negotiation and in accordance with existing applicable laws, regulations and rules of the People’s Republic of China (hereinafter referred to as “China”; unless otherwise stipulated herein, it excludes Hong Kong SAR, Macao SAR and Taiwan Region).
I. Definitions
1.3 Related Party
For the purpose of the Agreement, Related Party of any individual or entity includes (1)any kind of organization in which such individual or entity acts as management personnel, director or is a partner or owns 10% or more of the actual interests held independently or jointly with the Related Party, whether directly or indirectly; (2) 10% or more of the actual interests of such individual or entity is held directly or indirectly by the Related Party; (3) 10% or more of the actual interests of such individual or entity and the Related Party is held by the same person or entity directly or indirectly; (4) any trust or other properties in which the individual or entity owns material actual interests or acts as a trustee (or other similar position); and (5) the person who lives with the individual, or acts as the director or management personnel of such entity or its parent company or subsidiary, or any relative or spouse of such director or management personnel, or any of the spouse’s relative.
1.4 Competitive Business
Competitive Business refers to any business competitive with Party A, including, but not limited to, any activity as follows: 1) development and production of any product which is competitive or similar to that being developed or produced by Party A; 2) sale, by means of direct sale or distribution via network, transaction or otherwise sale, of the products produced by a third person which are competitive or similar to those distributed, transacted or sold by Party A; 3) provision in any way of the services which are competitive or similar to those provided by Party A; the aforesaid products or services include any product or service which is being developed by Party A or which is being planned or developed during the period when Aoxue holds the equity interest; or 4) other characteristics competitive with Party A.
II. Non-Competition
2.1 Non-Competition Period
The Parties agree that, for the purpose of the Agreement, “Non-Competition Period” means the related period and three (3) years thereafter; “Related Relationship” means the relations between Party B and the Company due to Aoxue’s holding of the Company’s equity interest; and “Related Period” means the duration of the relationship between Party B and the Company.
2.2 Non-Competition Scope

The Parties hereby agree that, for the purpose of the Agreement, “Non-Competition Scope” means all over the world, including, but not limited to, Virgin Islands (British), CAY Cayman Islands, the People’s Republic of China (including Hong Kong SAR, Macao SAR and Taiwan Region; hereinafter referred to as “China”) and any other country and region where Party A is developing or will develop businesses.
2.3 Non-Competition Obligation
Without Party A’s prior written consent, Party B warrants that, within the non-competition period and to the extent of non-competition scope and businesses, it will not, nor via its Related Parties:

6)	conduct any activity damaging Party A’s interests or infringe Party A’s legitimate interests (for the purpose of this Article, “Party A” in Article 2.3 hereof shall be deemed as including Party A and its subsidiaries, parent companies or any Related Party); or

7)	incite, entice, instigate or otherwise procure any of Party A’s employees to terminate the employment relationship with Party A, other than the activities conducted by Party B with Party A’s written consent during the relevant period for performance of its duties;

8)	incite, entice, instigate or otherwise procure any of Party A’s cooperators, suppliers, contractors or clients (including, but not limited to, Shanghai Health Pest Control Company, mosquito-control light box producer, advertising companies and advertising operation releaser) to terminate the cooperation relationship with Party A, or conduct any activity which may create an adverse effect upon the cooperation relationships between Party A and such partners, suppliers, contractors or clients;

9)	provide any consulting service or other assistance to other persons directly or indirectly in its own name or as the representative or employee of other individuals or organizations, to assist with other persons in conducting competitive businesses;

10)	engage in or take part in, directly or indirectly, any business or activity in any way (including but not limited to investment, merger, affiliation, joint venture, cooperation, contracting or leasing management or equity participation), which is or may be competitive with any of Party A’s existing or future businesses, whether independently or jointly with others.
2.4 Non-Competition Compensations
1)	In consideration of Chengye Guo’s performance of the non-competition obligation hereunder, the Company agrees that, within ten (10) business days from the date when the Company completes the procedures for industrial and commercial registration of Capital Increase B (as defined in the Investment Framework Agreement executed by the Parties on December 19, 2007) (the date when the administration for industry and commerce issues a new business license) , (i) the Company will pay RMB five hundred thousand (RMB 500,000) in a lump sum to Chengye Guo as the non-competition compensations, of which the payment method may be decided by the Company at its discretion; (ii) PAMC will pay RMB one million four hundred and ninety thousand (RMB 1,490,000) in a lump sum to Chengye Guo as the non-competition compensations, of which the payment method may be decided by PAMC at its discretion.

2)	Whereas, Hongmen’s core business is the project to set up 1500 to 2000 mosquito-control light boxes in universities, colleges and communities of Shanghai, which was started up by the Company in 2004 and will be completed in two stages, prior to June 2006 and prior to another date approved by relevant government authorities (“Mosquito-Control Light Box Project”). Party B undertakes to the Investor that Party B will do its utmost to assist with the Company in completing the Mosquito-Control Light Box Project prior to August 31, 2008 (“Target Period”) (currently, about 1200 boxes have not been set up), but in no case later than December 31, 2008 (“Deadline”). In order to encourage Party B to help the Company actively complete the Mosquito-Control Light Box Project, Party A agrees that PAMC will pay RMB two hundred and fifty thousand (RMB250,000) to Chengye Guo as the non-competition compensations for completion of each 20% of the Mosquito-Control Light Box Project (240 lamp boxes), of which the payment method may be decided by PAMC at its discretion.
III. Governing Law and Dispute Resolution
3.1 Governing Law
The Agreement shall be governed by and construed in accordance with the laws of China.
3.2 Dispute Resolution
5)	Any dispute arising from or relating to the Agreement shall be resolved through amiable negotiation between the Parties. Where a certain dispute cannot be resolved through negotiation within sixty (60) days after one party sends a notice to the other parties, such dispute (including disputes about the validity or existence of the Agreement) shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Sub-commission for arbitration according to its arbitration rules in force then.

6)	The arbitral award shall be final and binding upon the Parties and may be enforced in accordance with pertinent clauses.

7)	Unless otherwise ruled, arbitration fee shall be for the account of the losing party. Where one party has to enforce an arbitral award by virtue of any kind of lawsuit, the breaching party shall be responsible for all reasonable costs and expenses incurred therefrom, including, but not limited to, reasonable attorney fee and the costs and expenses of any additional lawsuit or enforcement incurred by the other as a result of application for enforcement of such arbitral award.

8)	During the period of dispute resolution, the Parties shall continue to perform the Agreement in all aspects other than the matters in dispute.
IV. Remedies for Breach of Contract
4.1	The Parties agree that Party B shall assume the liability for breach of contract if Party B violates the non-competition obligation as specified in Article 2 hereof, all incomes obtained from violation of such obligation (such as engagement in the work competitive with Party A) shall vest in Party A, and Party B shall compensate Party A for all actual losses arising therefrom. In addition, Party A shall be entitled to require Party B to immediately cease conducting any activity relating to competitive business.

4.2	Party B acknowledges that liquidated damages as mentioned in Article 4.1 above shall not constitute sufficient remedy for its breach of contract. Party B agrees that Party B shall compensate Party A for all expenses, liabilities or losses (including, but not limited to, interest and attorney fee paid or incurred as a result of breach of contract) to Party A if any expenses, liabilities or losses (including but not limited to Party A’s loss of profit) are incurred by Party A due to Party B’s breach of the Agreement.

4.3	Party B agrees that Party B shall resign its position (if any) in Party A immediately and waive any potential claim for compensation against Party A due to such resignation if Party B breaches the Agreement.
V. Effectiveness and Term
The Agreement shall become effective as of the date of execution by the Parties and remain effective the non-competition period as mentioned in Article 2.1 hereof expires. However, Earlier termination of the Agreement shall not prejudice the right of the non-breaching party to claim against the breaching party according to the Agreement.
VI. Miscellaneous
6.1	Entire Agreement: the Agreement, as well as its schedules and appendices (if any), shall be the sole and final document which specifies the Parties’ intentions completely and accurately, and constitute the entire agreement between the Parties concerning the subject matter of the Agreement. There are not prior representations, warranties or agreements concerning the Agreement. Without the written consent of the Parties, no modification to, addition or deletion of the terms and conditions of the Agreement shall be binding upon the Parties.

6.2	Waiver: any waiver of any default or negligence hereunder shall not represent the waiver of any other default or negligence, no matter whether the natures are similar. Any single or partial exercise of any right hereunder shall not exclude future exercise of such right. Such waiver may be valid only when the written document bearing the signature of the authorized representative of the waiving party has been sent and such document shall be deemed as a waiver decision in the literal meaning.

6.3	Severability: where any of the terms or clauses of the Agreement is held invalid for any reason whatsoever, the invalidity shall not affect the remaining terms and clauses of the Agreement unless it has affected materially the continual performance of the whole Agreement, and such invalid term or clause shall be deemed as deleted from the Agreement. The Parties may negotiate to enter into a supplementary agreement to specify relevant issues.

6.4	A Third-Party Interests: the Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and the assigns permitted by the Parities. No content of the Agreement may be deemed as granting expressly or impliedly any right, remedy or obligation to any individual or entity other than the Parties and their respective successors and the assigns permitted by the Parties.

6.5	Notice: all notices, demands, requests, acknowledges or other communications in connection with the Agreement must be made in writing and delivered to each party’s address as follows (or any other address notified in writing by such party) in person, by carrier or registered letter with receipt. A notice, demand, request, acknowledge or any other communication in connection with the Agreement shall be deemed as served: 1) upon delivery in case of delivery in person; 2) three (3) days after delivery to the carrier in case of delivery by carrier; if it is served within three (3) days, the actual service date shall apply; 3) five (5) days after mailing in case of delivery by registered letter (or airmail letter sent abroad); if it is served within five (5) days, the actual service date shall apply.
To: Shanghai Hongmen Advertising Co., Ltd.
     Add.: 2/F, Tower 1A, No. 345 Lane, Xinhua Road, Shanghai, China
     Attn.: Yun Yang
     Tel: 021-62810161
     Fax: 021-52540919
To: Pacific Asia Mode Cube Limited
     Add.: 8/F, Tower B, International Plaza, No.19 Jianguomenwai Avenue, Beijing, China
     Attn.: Ying Zhu
     Tel: 010-58692980
     Fax: 010-58692960
To: Redgate Media AD Co., Ltd.
     Add.: 8/F, Tower B, International Plaza, No.19 Jianguomenwai Avenue, Chaoyang, Beijing, China
     Attn.: Ying Zhu
     Tel: 010-58692980
     Fax: 010-58692960
To: Shanghai Aoxue Advertising Co., Ltd.,
     Add.: Room 303, Unit 4, Building 7, Block 2, Shuanghuayuan Nanli, Chaoyang District, Beijing, China
     Attn: Chengye Guo
     Tel: 13901210748
     Fax: 010-66052850
To: Chengye Guo
     Add.: Room 303, Unit 4, Building 7, Block 2, Shuanghuayuan Nanli, Chaoyang District, Beijing, China

     Tel: 13901210748
     Fax: 010-66052850
6.6	Headings: The headings of all the articles of the Agreement are inserted only for reference and may not be deemed as interpretation of the Agreement or affect the meanings of the Agreement in any way.

6.7	Publicity: unless otherwise provided to the contrary in laws and regulations, no party or its agent may make any public statement concerning the Agreement, or any other document or subsequent document concerning the matters of the Agreement, without the prior written consent of the other parties (such content may not be withheld without any justified reason).

6.8	Language: the Agreement shall be written in Chinese.

6.9	Counterparts: the Agreement shall be made in five (5) copies, one for each party.
(Execution Page Attached)

(Execution Page)
The Parties hereby execute the Agreement on the date first written above.
Party A:

Shanghai Hongmen Advertising Co., Ltd.
Signature:
	Name:	Yue Jin
	Title:	chairman

Pacific Asia Mode Cube Limited
Signature:
	Name:	BRACK, Peter Bush
	Title:	CEO

Redgate Media AD Co., Ltd.
Signature:
	Name:	Yue Jin
	Title:	Chairman

Party B: Shanghai Aoxue Advertising Co., Ltd.,
Signature:
	Name:	Chengye Guo
	Title:	Chairman

Chengye Guo
Signature:

Appendix VII